SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): FEBRUARY 13, 2006

                     COMMISSION FILE NUMBER 000-51158______

                                TRUEYOU.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                                   13-4024017
--------------------------------------------------------------------------------
                        (IRS Employer Identification No.)

       Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
       ------------------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number including area code: (203) 295-2121

                                 Not applicable
                                 --------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         This amendment updates the disclosure to Item 4.01 of the Current Report on Form 8-K filed by TrueYou.Com, Inc. (the "Company") on February 14, 2006 (the "Initial Report"). In the Initial Report, the Company stated that it had provided its former independent registered public accountants, Livingston, Watchtell & Co., LLP ("Livingston"), with a copy of its disclosures prior to filing the Initial Report with the Securities and Exchange Commission (the "Commission") and requested that Livingston furnish it with a letter addressed to the Commission stating whether Livingston agreed with the statements made by the Company in the Initial Report pursuant to Items 4.01 and, if not, stating the respects in which they did not agree. On February 16, 2006, the Company received the requested letter from Livingston, a copy of which is filed herewith as an exhibit to this amendment.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

         This amendment provides additional disclosure regarding the matters set forth in Item 4.02 to the Initial Report.

Restatement of Financial Statements

         On February 13, 2006, the Company's Board of Directors, upon the recommendation of the Company's management, concluded that the financial statements of Klinger Advanced Aesthetics, Inc. ("KAAI") for the fiscal year ended June 30, 2005 (the "2005 Audited Financial Statements") that were previously filed with the Company's Current Report on Form 8-K, filed with the Commission on December 23, 2005 (the "8-K Report") and the Company's Registration Statement on Form S-1 filed on January 24, 2006 (the "Registration Statement"), should no longer be relied upon and should be restated. The Board's conclusion was based on a finding by the Company's management of an error in accounting causing an under accrual of accrued expenses relating to management fees and to accrued bonuses payable.

         In addition, as a result of the errors that led to the conclusion that the Company's 2005 Audited Financial Statements cannot be relied upon, management concluded that the Company's unaudited financial statements for the quarter ended October 1, 2005 (the "Subsequent Quarter Financial Statements" and together with the 2005 Audited Financial Statements, the "Financial Statements"), that were previously filed in the 8-K Report and the Registration Statement, should no longer be relied upon and should be restated. On February 20, 2006, the Company's Board of Directors met and discussed the foregoing with management and the Company's independent registered public accounting firm, Amper, Politziner & Mattia, P.C. ("Amper") . The Board of Directors concurred with the recommendation of management.

Description of the Errors that Led to the Restatement of the Financial
Statements

         While reviewing the Company's accruals for the quarter ended December 31, 2005, the Company's management discovered that former members of the Company's accounting staff booked certain non payroll related accruals to the payroll accrual. Specifically, they incorrectly credited accrued payroll for management fees that were payable to Kidd and Company, LLC and FCPR L Capital. For the fiscal year ending June 30, 2005, the aggregate accrual for such management fees was approximately $1.3 million. In addition, a certain management bonus was correctly charged as an expense and then accrued to accrued payroll. While reviewing the accrued payroll account, members of the new accounting staff who were retained by the Company, ascertained the amount that should be considered accrued payroll by calculating the amount of payroll that was owed to employees from the last pay date through the end of the fiscal period. The accountants then reversed the accrued amount for management fees and accrued bonuses. The combined errors resulted in an understatement of $1.7 million  in  each  of  (a)  accrued  expenses,  accumulated  deficit  and  total shareholders deficit on KAAI's consolidated balance sheet at June 30, 2005 contained in the Audited 2005 Financial Statements and (b) selling, general and administrative expenses, operating loss, loss before income tax provision, net loss and net loss applicable to common shareholders in KAAI's consolidated statement of operations for the year ended June 30, 2005 in the Audited 2005 Financial Statements. As a result, the consolidated balance sheets as of June 30, 2005 and October 1, 2005 and the related consolidated statements of operations, cash flows and stockholders' equity have been restated to correct for this change.

         In addition, the Company has included additional adjustments amounting to $.1 million to be included in this restatement.

Effect of Restatements

         The following tables summarize the effect of such restatement:

Consolidated Balance Sheet as of June 30, 2005

----------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDED JUNE 30,
                                                                     2005                              2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                 AS REPORTED         ADJUSTMENT    (AS RESTATED)
----------------------------------------------------------------------------------------------------------------
Assets:

       Current assets:
       Cash and cash equivalents                               $            133    $        40    $        173
       Inventories                                                        2,120           (143)          1,977
                                                               -------------------------------------------------
                 Total current assets                                     4,185           (103)          4,082

                 Total assets                                  $         37,024    $      (103)   $     36,921
                                                               =================================================

Liabilities and Shareholders' Deficit:

Liabilities:

       Current liabilities:
       Accrued expenses and other current liabilities                     8,209          1,705           9,914
                                                               -------------------------------------------------
                 Total current liabilities                               21,630          1,705          23,335
                                                               -------------------------------------------------

                 Total liabilities                                       59,373          1,705          61,078
                                                               -------------------------------------------------

       Accumulated deficit                                              (37,933)        (1,808)        (39,740)
                                                               -------------------------------------------------
       Total shareholders' deficit                                      (22,349)        (1,808)        (24,157)
                                                               -------------------------------------------------
       Total liabilities and shareholders' deficit             $         37,024    $      (103)   $     36,921
                                                               =================================================

Consolidated Statement of Operations for the year ended June 30, 2005

----------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDED JUNE 30,
                                                                     2005                              2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                 AS REPORTED         ADJUSTMENT    (AS RESTATED)
----------------------------------------------------------------------------------------------------------------
Cost of Revenue:
       Service                                                           13,572            143          13,715
TOTAL COST OF REVENUE                                                    16,458            143          16,601
----------------------------------------------------------------------------------------------------------------

Gross margin                                                             16,475           (143)         16,332
----------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                             26,837          1,665          28,502

Total operating expenses                                                 30,562          1,665          32,227
----------------------------------------------------------------------------------------------------------------

Operating loss                                                          (14,087)        (1,808)        (15,895)

Loss before income tax provision                                        (18,113)        (1,808)        (19,921)

Net loss                                                                (18,113)        (1,808)        (19,921)

Net loss applicable to common shareholders                     $        (19,513)   $    (1,808)   $    (21,321)
================================================================================================================

Basic and diluted loss per common share:                       $          (2.11)   $         -    $     (2.30)
                                                               =================================================

Consolidated Statements of Cash Flows for the year June 30, 2005

----------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDED JUNE 30,
                                                                     2005                              2005
IN THOUSANDS                                                     AS REPORTED         ADJUSTMENT    (AS RESTATED)
----------------------------------------------------------------------------------------------------------------

Cash flows used in operating activities:
     Net loss                                                  $        (18,113)   $   (1,808)    $    (19,921)
Changes in operating assets and liabilities:

     Inventories                                                           (518)          143             (375)
     Accrued expenses                                                     1,845         1,705            3,550
----------------------------------------------------------------------------------------------------------------
     Net cash used in operating activities                              (11,024)           40          (10,984)
----------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                    (6,556)           40           (6,516)

Cash and cash equivalents - end of year                        $            133    $       40     $        173
================================================================================================================

         Subsequent to the issuance of the first quarter ended October 1, 2005 consolidated financial statements, the Company has determined that an error in accounting caused an under accrual of accrued expenses relating to the June 30, 2005 accrued bonus that resulted in a restatement of those financial statements. The error resulted in an understatement of $1.8 million in accrued expenses, accumulated deficit and total shareholders deficit on KAAI's consolidated balance sheet at October 1, 2005 contained in the Financial Statements. As a result, the accompanying consolidated balance sheets as of October 1, 2005 have been restated to correct for this change.

The following tables summarize the effect of such restatement:

Consolidated Balance Sheet as of October 1, 2005

                                                                       FOR THE QUARTER ENDED OCTOBER 1,
                                                                     2005                              2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                 (AS REPORTED)       ADJUSTMENT    (AS RESTATED)
----------------------------------------------------------------------------------------------------------------

Liabilities
----------------------------------------------------------------------------------------------------------------
        Accrued expenses and other current liabilities                    7,860        (1,809)           9,669
                                                               -------------------------------------------------
             Total current liabilities                                   23,275        (1,809)          25,084
                                                               -------------------------------------------------
        Total liabilities                                                59,656        (1,809)          61,465

        Accumulated deficit                                             (45,200)       (1,809)         (46,639)
                                                               -------------------------------------------------

        Total shareholders' deficit                                     (13,372)       (1,809)         (15,541)
                                                               =================================================

         The Company has restated the Financial Statements, filed herewith, to correct the abovementioned errors in the Financial Statements.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired:

         The audited Financial Statements of Klinger Advanced Aesthetics, Inc. for the fiscal year ended June 30, 2005, as restated.

         Unaudited Financial Statements of Klinger Advanced Aesthetics, Inc. for the quarter ended October 1, 2005, as restated.

         The unaudited Pro Forma Consolidated Statements of Operations for Klinger Advanced Aesthetics, Inc., for the year ended June 30, 2005 and for the three months ended October 1, 2005 and the unaudited pro forma consolidated balance sheet as of October 1, 2005, as restated.

         (d) Exhibits

         Exhibit Number    Description
         --------------    -----------

         16.01 Letter from Livingston, Watchtell & Co., LLP, dated February 16, 2006.

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 21, 2006

                                         TRUEYOU.COM, INC.


                                         By: /s/ John Higgins
                                            ------------------------------------
                                            Name:   John Higgins
                                            Title:  President

                           FINANCIAL STATEMENTS INDEX


The audited Financial Statements of Klinger Advanced
Aesthetics,  Inc. for the fiscal year ended
June 30, 2005, as restated                                                  F-1

Unaudited Financial Statements of Klinger Advanced
Aesthetics, Inc. for the quarter ended October 1, 2005,
as restated                                                                 F-31

The unaudited  Pro Forma  Consolidated  Statements
of  Operations  for Klinger Advanced Aesthetics,  Inc.,
for the year ended June 30, 2005 and for the three  months
ended  October 1, 2005 and the  unaudited  pro forma
consolidated balance sheet as of October 1, 2005, as restated               F-40

                            Advanced Aesthetics, Inc.



                               501 Madison Avenue
                               New York, NY 10022
                                 (212) 838-7080

                        Audited Financial Statements and
                        related footnotes and disclosures


                For the Years Ended June 30, 2005, 2004 and 2003

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Advanced Aesthetics, Inc.:

We have audited the consolidated balance sheets of Advanced Aesthetics, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended and for the period from June 29, 2003 (Inception) to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Aesthetics, Inc. and subsidiaries as of June 30, 2005 and 2004 and the results of their operations and their cash flows for the years then ended and for the period from June 29, 2003 (Inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations since inception, and has a working capital deficiency, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to this uncertainty are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15, the accompanying consolidated financial statements as of June 30, 2005 and for the year then ended have been restated.

/s/ Amper, Politziner & Mattia, PC
Edison, New Jersey
November 24, 2005 except for Note 7a,
which is as of November 29, 2005 and note 15, which is of February 21, 2006

                                    ADVANCED AESTHETICS, INC.
                                   CONSOLIDATED BALANCE SHEETS

------------------------------------------------------------------------------------------------------------------
                                                                                            As of June 30,
                                                                                ----------------------------------
                                                                                     2005                  2004
                                                                                 (AS RESTATED
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                                 SEE NOTE 15)
------------------------------------------------------------------------------------------------------------------
Assets:
------------------------------------------------------------------------------------------------------------------
  Current assets:
  Cash and cash equivalents                                                           $    173           $  6,689
  Restricted cash, current portion                                                       1,228              1,502
  Inventories                                                                            1,977              1,602
  Other current assets                                                                     704                508
                                                                                ---------------------------------
  Total current assets                                                                   4,082             10,301

  Property and equipment, net                                                            6,561              7,242
  Other assets                                                                             392                275
  Deferred financing costs, net                                                            330                418
  Restricted cash, non-current portion                                                     369              1,210
  Goodwill                                                                              18,072             18,072
  Other intangibles, net                                                                 7,115              5,026
                                                                                ---------------------------------
  Total assets                                                                        $ 36,921           $ 42,544
                                                                                =================================

Liabilities and Shareholders' Deficit:

Liabilities:
  Current liabilities:

  Cash overdraft                                                                      $    163                $ -
  Accounts payable                                                                       3,632                917
  Accrued expenses and other current liabilities                                         9,914              4,964
  Deferred revenue                                                                       8,882             10,025
  Current portion of long term debt                                                        744                225
                                                                                ---------------------------------
  Total current liabilities                                                             23,335             16,131
  Senior debt (net of debt discount of $1,164 and $1,475                                 8,836              8,525
  as of June 30, 2005 and 2004 respectively )
  Senior subordinated debt (net of debt discount of $1,234 and $1,465                   12,066             11,835
  as of June 30, 2005 and 2004 respectively )
  Other long term debt (net of current portion)                                          7,061              7,580
  Other long term liabilities                                                            9,780              1,491
                                                                                ---------------------------------
  Total liabilities                                                                     61,078             45,562
                                                                                ---------------------------------

Commitments and contingencies                                                                -                  -

Shareholders' deficit:

  Preferred stock, series A, cumulative, convertible, redeemable, par value              2,130              2,130
  $.01, authorized 20,000 shares, issued and outstanding 7,950 shares
  (liquidation preference of $7,950)

  Preferred stock, series B, cumulative, redeemable, par value $.01,                       965                965
  authorized 600,000 shares, issued and outstanding 1,900 shares
 (liquidation preference of $1,900)

  Preferred stock, series C, cumulative, convertible, redeemable, par value                350                350
  $.01, authorized 20,000 shares, issued and outstanding 1,300 shares
  (liquidation preference of $1,300)

  Preferred stock, series D, cumulative, convertible, redeemable, par value              8,146              8,200
  $.01, authorized as of June 30, 2005 and 2004, 8,146 shares and 8,200 shares, respectively, issued and outstanding 8,146 shares and 8,200 shares
  (liquidation preference of $8,146 and $8,200 respectively)

  Preferred stock, series E, cumulative, convertible, redeemable, par value                135                135
  $.01, authorized 500 shares, issued and outstanding 500 shares
  (liquidation preference of $500)

  Common stock, par value $.01, authorized 30,000,000 shares, issued                        93                 93
  and outstanding 9,268,609 shares
  Additional paid-in capital                                                             3,765              4,929
  Accumulated deficit                                                                  (39,741)           (19,820)
                                                                                ---------------------------------
  Total shareholders' deficit                                                          (24,157)            (3,018)
                                                                                ---------------------------------
  Total liabilities and shareholders' deficit                                         $ 36,921           $ 42,544
                                                                                =================================


The accompanying notes are an integral part of the consolidated financial statements

                                        ADVANCED AESTHETICS, INC.
                                 CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------------
                                                                                                         For the Period
                                                                                                         From June 29,
                                                                                                         (inception) To
                                                                        For Year Ended June 30           June 30,
                                                                   ----------------------------------------------------
                                                                           2005
                                                                       (AS RESTATED,
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                         SEE NOTE 15)           2004               2003
                                                                   ----------------------------------------------------
Revenues:
  Service                                                             $    25,731        $    11,185        $         -
  Retail                                                                    7,202              2,124
                                                                   ----------------------------------------------------
TOTAL REVENUE                                                              32,933             13,309                  -
-----------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
  Service                                                                  13,715              6,372                  -
  Retail                                                                    2,886              1,236                  -
                                                                   ----------------------------------------------------
TOTAL COST OF REVENUE                                                      16,601              7,608                  -
-----------------------------------------------------------------------------------------------------------------------

Gross margin                                                               16,332              5,701                  -
-----------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                               28,502             15,683              4,990
Depreciation and amortization                                               3,725              1,679                  -
-----------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                   32,227             17,362              4,990
-----------------------------------------------------------------------------------------------------------------------

Operating loss                                                            (15,895)           (11,661)            (4,990)

Interest expense, net                                                       4,026              2,173                  -
-----------------------------------------------------------------------------------------------------------------------

Loss before income tax provision                                          (19,921)           (13,834)            (4,990)

Income tax provision                                                            -                  -                  -
-----------------------------------------------------------------------------------------------------------------------

Net loss                                                                  (19,921)           (13,834)            (4,990)

Dividends on preferred stock                                                1,400                488                  -
-----------------------------------------------------------------------------------------------------------------------

Net loss applicable to common shareholders                            $   (21,321)       $   (14,322)       $    (4,990)
========================================================================================================================


Basic and diluted loss per common share:                              $     (2.30)       $     (1.55)       $     (0.54)
                                                                   ====================================================

Weighted average common shares outstanding, basic and diluted           9,268,609          9,268,609          9,268,609
                                                                   ====================================================


The accompanying notes are an integral part of the consolidated financial statements


                                                      ADVANCED AESTHETICS, INC.
                                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

------------------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL              ADDITIONAL
                                                PREFERRED STOCK              COMMON STOCK            PAID    ACCUMULATED
In thousands, except share amounts           SHARES       AMOUNT        SHARES         AMOUNT     IN CAPITAL   DEFICIT       TOTAL
------------------------------------------------------------------------------------------------------------------------------------
BEGINNING BALANCE                                 -       $     -              -     $      -      $     -     $    -       $     -

Issuance of common stock                          -             -      9,268,609           93            7                      100
Issuance of series B preferred stock,
  net of warrants of $935                     2,725         1,790                                      935                    2,725
Issuance of series C preferred stock          1,300           350                                                               350
Net loss                                          -             -                                               (4,990)      (4,990)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2003                      4,025         2,140      9,268,609           93          942      (4,990)      (1,815)
------------------------------------------------------------------------------------------------------------------------------------
Issuance of series A preferred stock          7,950         2,130                                                             2,130
Redemption of series B preferred stock         (825)         (825)                                                             (825)
Issuance of series D preferred stock          8,200         8,200                                                             8,200
Issuance of series E preferred stock            500           135                                                               135
Issuance of warrants attached to Senior
  Debt                                            -             -                                    1,553                    1,553
Amortization of deferred-stock based
  compensation                                    -             -                                      253                      253
Issuances of stock options for intangible
  assets                                          -             -                                       57                       57
Beneficial Conversion associated with
  senior subordinated debt                        -             -                                    1,616                    1,616
Beneficial Conversion associated with
  series D preferred stock                        -             -                                      996         (996)          -
Dividends Declared                                -             -                                     (488)                    (488)
Net loss (as restated.  See Note 15)              -             -                                               (13,834)    (13,834)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2004                     19,850        11,780      9,268,609           93        4,929      (19,820)     (3,018)
------------------------------------------------------------------------------------------------------------------------------------
Issuance costs related to series D
  preferred stock                               (54)          (54)                                                              (54)
Amortization of deferred-stock
  based compensation                              -             -                                      236                      236
Dividends Declared                                -             -                                   (1,400)                  (1,400)
Net loss                                          -             -                                               (19,921)    (19,921)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2005                    19,796       $ 11,726      9,268,609     $     93      $ 3,765     $(39,741)   $(24,157)
(as restated, see Note 15)
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements

                                                      ADVANCED AESTHETICS, INC.
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    For the Period
                                                                                                                    From June 29,
                                                                                                                    (inception) To
                                                                                    FOR YEAR ENDED JUNE 30,          June 30,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    2005
                                                                                (AS RESTATED,
IN THOUSANDS                                                                    SEE NOTE 15)            2004              2003
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows used in operating activities:
   Net loss                                                                    $    (19,921)       $   (13,834)      $    (4,990)
   Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation and amortization                                                      3,725              1,679                 -
   Stock-based compensation expense                                                     236                253                 -
   Interest expense recorded for beneficial conversion                                  542                229                 -

Changes in operating assets and liabilities:
   Inventories                                                                         (375)               236                 -
   Other current assets                                                                (196)              (267)                -
   Other assets                                                                        (117)                86                 -
   Accounts payable                                                                   2,715                (20)                -
   Accrued expenses                                                                   3,550              3,852                 9
   Deferred revenue                                                                  (1,143)               242                 -
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash used in operating activities                                            (10,984)            (7,544)           (4,981)
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows used in investing activities:
   Capital expenditures                                                              (1,197)            (3,944)                -
   Purchase of intangible asset                                                         (43)                 -                 -
   Business acquisitions, net of cash acquired                                            -            (11,064)           (1,102)
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                             (1,240)           (15,008)           (1,102)
-----------------------------------------------------------------------------------------------------------------------------------

Cash flows used in financing activities:
   Cash overdraft                                                                       163                  -                 -
   Proceeds from issuance of long term debt, net of deferred
      financing costs of $440                                                             -             22,860             5,905
   Redemption of long term debt                                                           -               (800)                -
   Other Long-Term Liabilities                                                        4,484               (264)                -
   Proceeds from issuance of preferred stock, series B                                    -                  -             2,725
   Redemption of series B preferred stock                                                 -               (825)                -
   Proceeds from issuance of preferred stock, series C                                    -                  -                 -
   Proceeds from issuance of series D preferred stock                                   (54)             8,200                 -
   Decrease (Increase) in restricted cash                                             1,115             (2,712)                -
   Proceeds of Issuance of Common Stock                                                   -                  -               100
   Proceeds from issuance of Series E Preferred Stock                                     -                135
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                                          5,708             26,594             8,730
-----------------------------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                                (6,516)             4,042             2,647

Cash and cash equivalents - beginning of year                                         6,689              2,647                 -
-----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents - end of year                                        $        173        $     6,689       $     2,647
===================================================================================================================================
SUPPLEMENTAL CASH FLOW INFORMATION
----------------------------------

   NON-CASH INVESTING AND FINANCING TRANSACTIONS:

      Issuance of preferred stock and debt for acquisition of businesses       $          -        $     5,180       $     1,650
      Other business acquisitions                                                         -              2,416                 -
      Licensing agreements                                                            3,805              1,498                 -
      Purchase of Property and Equipment - Capital leases                                 -                286                 -
      Accrual of preferred dividends                                                  1,400                488                 -
      Accretion of beneficial conversion feature on Preferred Stock                       -                996                 -


   CASH PAID DURING THE YEAR TO:                                                          -                  -                 -

      Income taxes                                                                        -                  -                 -
      Interest paid                                                            $      1,505        $       129       $         -


The accompanying notes are an integral part of the consolidated financial statements


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      1.    General Information and Summary of Significant Accounting Policies

Organization and Business Activity: Advanced Aesthetics, Inc. (the "Company" or "AAI") was formed in 2003 by Kidd & Company, LLC ("KCO"), a Greenwich, Connecticut based investment firm. In addition to KCO, the Company's other major investor is L Capital, a $300 million private equity fund ("L Capital") sponsored by Moet Hennessy Louis Vuitton SA. Technology Investment Capital Corp. ("TICC"), a publicly traded business development company also assisted in the financing of the Company.

AAI offers both cosmetic services and medical procedures to customers under one delivery system in facilities being rolled out across the United States. AAI brings cosmetic surgery, cosmetic dentistry, cosmetic dermatology and salon and spa services together under a single brand; giving clients access to top service providers, unique treatments and predictable results in a state-of-the-art environment. AAI co-brands its trade name with the trade names of the salons and spas AAI has acquired. AAI's salons and spas share certain corporate resources such as senior management and administrative services of AAI. As of June 30, 2005, the Company had 519 employees.

AAI commenced business operations on June 29, 2003 when it acquired Dischino Corporation. Dischino operated an established, well-known, beauty salon and spa in West Palm Beach, Florida. In November 2003, AAI acquired three additional facilities. The first was the acquisition of a Palm Beach Gardens spa and a similar facility in Boca Raton (Anushka acquisitions), and a third facility located at Boca Pointe in Boca Raton, Florida. In April 2004, AAI expanded operations by acquiring nine locations of Georgette Klinger, Inc., a well-established chain of high-end spas and beauty salons.

AAI's operating presence is national in scope, with locations in key markets such as New York (NY), Beverly Hills (CA), Boca Raton (FL), Palm Beach Gardens
(FL), West Palm Beach (FL), Dallas (TX), Chicago (IL), and Short Hills (NJ). Its flagship facilities in West Palm Beach and Palm Beach Gardens in Florida feature cosmetic dermatology, spa services, salon care and retail products on-site and cosmetic surgery and dentistry which are performed off-site.

The Company considers that it operates in one segment for spa and salon domestic operations

Basis of  Consolidation:  The  consolidated  financial  statements  include  the
accounts  of  the  Company's   wholly  owned   subsidiaries.   All   significant
intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year

The Company's fiscal year is the twelve month period ended June 30. The 2003 fiscal period is from [inception] June 29 2003 to June 30, 2003. Beginning in fiscal year 2006, the Company will follow the standard fiscal year of the retail industry, which is a 52 or 53 week period ending on the Saturday closest to June 30 of the following year.

Going Concern Disclosure: The accompanying financial statements have been prepared on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has experienced operating losses and negative cash flow from operations. As of June 30, 2005, the Company had a cumulative deficit of $39.7 million and a working capital deficiency of $19.42 million, as compared to June 30, 2004, the Company had a cumulative deficit of $19.8 million and a working capital deficiency of $5.8 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is ultimately dependent on its ability to increase sales and reduce expenses to a level that will allow it to operate profitably and sustain positive operating cash flows.

In December of 2004, the Company received a performance deposit of $5.0 million from Sephora USA, LLC (Sephora). If Sephora, pursuant to the terms of the agreement, terminates the agreement with the Company, it may have the right to recover a portion of the $5 million performance deposit. Sephora will also have the right to earn back its performance deposit if certain sales objectives are met. In July of 2005, the Company successfully raised $5.0 million in gross proceeds in the form of series F convertible preferred stock, that were subsequently exchanged for shares of Series H preferred stock. This financing was completed through a private placement of equity. In September of 2005, the Company successfully raised an additional $10.775 million in gross proceeds in the form of series G convertible preferred stock. This financing was also completed through a private placement of equity. In September of 2005, the Company raised an additional $15.0 million in gross proceeds that is currently in escrow. [See Note 14] The funds will be released from escrow for the purchase of common stock upon the Company's completion of a planned share exchange transaction expected to be completed by December of 2005 and the finalization of transaction documents with the investors.

There is no assurance that the recent financings will be sufficient to fund operations until sales and profitability improves to the point that the Company is able to operate from internally generated cash flows. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon executing the expansion plans per the business plan and obtaining additional capital and debt financing. However, there can be no assurance that these sources will provide sufficient cash inflows to enable the Company to achieve its operational objectives.

Use of Estimates: In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. The more significant management estimates are the valuation of goodwill and other intangibles, useful lives of property and equipment and intangible assets, fair value of assets acquired in business combinations, provisions for inventory obsolescence, deferred revenue expirations and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash and temporary investments with maturities of ninety days or less.

Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in salon, spa and medical services. Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Property & Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 7 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

Acquisitions: The Company completed one acquisition during the year ended June 30, 2003 and completed four acquisitions during the year ended June 30, 2004. The purchase price has been allocated to assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition.

Goodwill: Goodwill is tested for impairment annually or more frequently in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Fair values are estimated based on the Company's best estimate of the expected present value of future cash flows and compared with the corresponding carrying value of the reporting unit, including goodwill. The Company considers its facilities to be reporting units when it tests for goodwill impairment because that is where the Company believes goodwill naturally resides. The Company tested for goodwill at June 30, 2005 and determined that the estimated fair value of the reporting units exceeded their carrying amounts, indicating no impairment of goodwill. A similar review will be conducted annually in June, or more frequently if indicators of potential impairment exist.

The Company's impairment review process is based on a discounted future cash flow approach that uses estimates of revenues for the reporting units, driven by assumed growth rates, estimated future gross margin and expense rates, as well as acquisition integration and maturation, and appropriate discount rates. These estimates are consistent with the plans and estimates that are used to manage the underlying businesses. Charges for impairment of goodwill for a reporting unit may be incurred in the future if the reporting unit fails to achieve its assumed revenue growth rates or assumed gross margin, or if interest rates increase significantly.

Intangible Assets: Certain intangible asset amounts are based on purchase price allocations associated with acquisitions and are based upon valuations conducted by independent appraisers.

All intangible assets, other than goodwill, have been assigned an estimated finite useful life, and are amortized on a straight line basis over the number of years that approximate their respective useful lives (ranging from two to six years). Total accumulated amortization related to amortizable intangible assets was $2.8 million, $1.0 million and $0.0 for the years ended June 30, 2005, 2004 and 2003 respectively.

Impairment of Long-Lived Assets: The Company reviews long-lived assets for impairment at the facility level annually or if events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to its carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value, based on discounted estimated future cash flows.

Senior Note Offering Costs: Debt costs and transaction fees, which are directly associated with the issuance of the Senior Notes, are recorded on the balance sheet as deferred financing costs and amortized (charged to interest expense) using the straight line method over the term of the related notes. Senior Notes must be repaid before subordinated notes receive any principal payments. Amortization and deferred financing costs totaled $.3 million, $.4 million and $0.0 for years ended June 30, 2005, 2004 and 2003. If the Senior Notes are redeemed, the unamortized debt issuance costs and transaction fees related to the Senior Notes being redeemed will be charged to expense in that period.

Revenue Recognition: The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB 104" Revenue Recognition") at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card.

When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet. The liability remains on the balance sheet until the earlier of redemption, escheatment, or 36 months. It is the Company's and its predecessors' historical experience that the likelihood of redemption after 36 months is remote. After 36 months, 80% of the remaining liability is relieved and recognized as revenue. After 48 months, an additional 10% of the remaining liability is relieved and recognized as revenue. After 60 months, the last 10% of the remaining liability is relieved and recognized as revenue. For the years ended June 30, 2005, 2004 and 2003, the Company included $0.8 million, $0.7 and $0.0, respectively, in income related to unredeemed gift cards.

As of June 30, 2005 and 2004 deferred revenue totaled $8.882 million, $10.025 million respectively.

Cost of Revenue: Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include hair cuts, hair coloring, facials, medical procedures, waxing, massages, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues.

Product costs are determined by utilizing the cost that the product was acquired for from various vendors and manufacturers on a first-in first-out (FIFO) basis. Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Selling, General and Administrative Costs: Included in selling, general and administrative costs are salaries and related benefit costs for all corporate personnel and facility level personnel that are not directly associated with performing services for our clients. Selling, general and administrative costs also include all occupancy, insurance, pre-formation organizational costs, supplies, telephone, advertising, travel, professional fees and cleaning expenses.

Advertising Costs: Advertising costs include costs related to public relations, agency fees, promotional programs, and the cost of in store marketing materials. All advertising costs are expensed as incurred. Advertising costs expensed were $1.4 million for each of the years ended June 30, 2005 and 2004, respectively and $0.0 for year ended June 30, 2003.

Income Taxes: The Company provides for federal and state income taxes currently payable, as well as for those deferred due to temporary differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. Realization of deferred tax assets is ultimately dependent upon future taxable income. The effect of a change in tax rates is recognized as income or expense in the period of the change.

As of June 30, 2005 and 2004, the Company had deferred tax assets in the amounts of $17.3 million and $5.7 million, respectively. As of June 30, 2005 and 2004, 100% valuation allowances in the amounts of $17.3 million and 5.7 million respectively, were reserved; as management believes that it is more likely than not that the Company will not utilize the deferred tax asset.

Interest Expense, net: Interest expense was $4.0 million and $2.2 million for the years ended June 30, 2005 and 2004, respectively, net of interest income of $.050 million and $.048 million.

Fair Value of Financial Instruments: The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the long term debt is carried at fair value in that it carries interest rates that are comparable to similar instruments with similar maturities.

Loss per Common Share: Basic loss per share is calculated as net loss divided by the weighted average number of common shares outstanding. The Company's dilutive securities include shares issued under the Company's stock option plan, warrants issued in conjunction with the Series B preferred stock and TICC Senior Note, convertible senior subordinated debt, Series A, Series C, Series D, and Series E convertible preferred stock. In each case, each security is evaluated to determine if the security or note is dilutive or anti-dilutive. If the security is to be deemed anti-dilutive, it is excluded from the computation for diluted loss per common share. A total of 10,197,503 equivalent shares related to convertible securities were considered anti-dilutive, due to the Company having a net loss applicable to common shareholders for the years ended June 30, 2005 and 2004 and a total of 130,000 equivalent shares related to convertible securities were considered anti-dilutive for the year ended June 30, 2003 and were therefore excluded from the loss per common share calculation. Stock options and warrants with exercise prices greater than the average market value of the Company's common stock are excluded from the computation of diluted loss per common share. A total of 3,688,207, 1,947,689, and 542,820 equivalent shares were considered anti-dilutive as of the years ended June 30, 2005, June 30, 2004, and June 30, 2003 respectively and were therefore excluded from the loss per common share calculation.

Stock-based Compensation: In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions (employee stock options). The statement requires the measurement of the cost of employee services received in exchange for an award of equity instruments (such as employee stock options) at fair value on the grant date. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award (the requisite service period). The Company adopted FAS 123R, "Share-Based payment", effective for its year ended June 30, 2004, applying the modified retrospective method.

Recently Issued Accounting Pronouncements

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 revises the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for interim periods beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated results of operations or financial position.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 153 "Exchange of Non-monetary assets". An Amendment of APB Opinion No. 29." FAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB 29 and replaces it with an exception for exchanges that do not have commercial substance. FAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of FAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FAS 153 is not expected to have a material impact on the results of operations or financial position of the Company.

In June 2005, the Financial Accounting Standards Board ("FASB") issued SFAS 154," Accounting Changes and Error Corrections". ("FAS 154"). FAS 154 replaces APB Opinion No. 20, Accounting Changes and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. FAS 154 also requires that a change in method of depreciating or amortizing a long- lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. FAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

      2.    Acquisitions

Since its inception, the Company has completed five acquisitions and the purchase price for each acquisition has been allocated to assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition, as set forth in the table below.

On June 29, 2003, the Company acquired Dischino Corporation for total consideration of $2.8 million. Dischino Corporation consisted of a salon and spa business in West Palm Beach, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On November 26, 2003, the Company acquired the assets of Anushka Spa and Sanctuary for total consideration of $3.6 million. Anushka Spa and Sanctuary consisted of a salon and spa business in Palm Beach Gardens, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On November 26, 2003, the Company acquired the assets of Anushka Boca Spa for total consideration of $1.2 million. Anushka Boca Spa consisted of a spa business in Boca Raton, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On November 26, 2003, the Company acquired the assets of Wild Hare Salon for total consideration of $4.2 million. Wild Hare Salon consisted of a salon business in Boca Raton, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On April 23, 2004, the Company acquired the assets of Georgette Klinger for total consideration of $16.9 million. Georgette Klinger consisted of a chain of nine spa facilities operating in seven states across the United States. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

The components of the aggregate acquisition purchase prices and the allocation of the purchase prices were as follows:


                                                                                At Acquisition Date
                                              -------------------------------------------------------------------------------------
                                                  Dischino     Anushka Spa       Anushka     Wild Hare     Georgette
                                               Corporation     & Sanctuary      Boca Spa         Salon       Klinger
(Dollars in thousands)                         Acquisition     Acquisition   Acquisition   Acquisition   Acquisition         Total
                                              -------------------------------------------------------------------------------------
Components of aggregate purchase prices:
Cash                                               $ 1,102         $ 2,070         $ 725       $ 3,847       $ 4,422      $ 12,166
Stock                                                  350             700           250           310           870         2,480
Notes payable                                        1,300             400             -             -         1,000         2,700
Liabilities assumed or payable                          30             473           269            14        10,559        11,345
                                              -------------------------------------------------------------------------------------

Total                                              $ 2,782         $ 3,643       $ 1,244       $ 4,171      $ 16,851      $ 28,691
                                              =====================================================================================

Allocation of the purchase price:

Net tangible assets (liabilities) acquired           $ 899           $ 410         $ 218         $ 415       $ 4,173         6,115
Identifiable intangible assets                         809             895           570         1,730           500         4,504
Goodwill                                             1,074           2,338           456         2,026        12,178        18,072
                                              -------------------------------------------------------------------------------------

Total                                              $ 2,782         $ 3,643       $ 1,244       $ 4,171      $ 16,851      $ 28,691
                                              =====================================================================================

A portion of the purchase price for each acquisition is accounted for as goodwill rather than as identifiable intangible assets. Goodwill further represents the Company's opportunity to strategically integrate the acquired businesses and leverage the business platforms across each other. In addition, goodwill represents the growth prospects of the combined business that are not captured as part of the acquired tangible and identifiable intangible assets.

The following unaudited pro forma results are presented as if the acquisitions, except for Dischino Corporation, had occurred on July 1, 2003:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Year Ended
                                                                                                                    June 30,
In thousands, except share and per share amounts                                                                        2004
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined revenues                                                                                         $ 30,476
Pro forma combined cost of goods sold                                                                                 15,571
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined gross margin                                                                                       14,905
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined operating expenses                                                                                 28,693
Pro forma combined interest expenses and taxes, net                                                                    3,910
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined net loss                                                                                        $ (17,698)
=============================================================================================================================
Pro forma combined basic and diluted loss per share                                                                  $ (1.91)
                                                                                                         ====================
Pro forma weighted average number of common shares outstanding - basic and diluted                                 9,268,609
                                                                                                         ====================

These unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had these acquisitions been completed on July 1, 2003, or of results for future periods.

      3.    Restricted Cash

Following are the components of restricted cash included in the Consolidated Balance Sheets as of June 30, 2005 and 2004:

                                                                                                            As of June 30,
                                                                                                 -----------------------------------
(Dollars in thousands)                                                                              2005                 2004
---------------------------------------------------------------------------------------------    -----------------------------------
Escrow account for prefunded interest on senior debt                                                $ 1,228               $ 2,421
Restricted certificate of deposit for Manhasset facility to collateralize lease                         200                   200
Initial restricted certificate of deposit for Beverly Hills facility to collateralize lease              72                    72
Secondary restricted certificate of deposit for Beverly Hills facility to collateralize lease            78                     -
Restricted certificate of deposit for Boca Raton facility to collateralize lease                         19                    19
                                                                                                 ---------------------------------
Total restricted cash                                                                                 1,597                 2,712

Less current portion                                                                                  1,228                 1,502
                                                                                                 ---------------------------------

Total non-current restricted cash                                                                     $ 369               $ 1,210
                                                                                                 =================================

As of June 30, 2005 and 2004  respectively,  the  Company's CEO and Chairman for
Advanced Aesthetics, Inc., Richard Rakowski, has personally guaranteed the letter of credit and restricted certificate of deposit for the Manhasset facility in the amount of $.2 million.

      4.    Property and Equipment

Following are the components of property and equipment included in the Consolidated Balance Sheets as of June 30, 2005 and 2004:


                                                                               June 30,
                                                            -------------------------------------
(Dollars in thousands)                                                 2005                2004
-------------------------------------------------------------------------------------------------
Furniture and fixtures                                                 $ 1,489           $ 1,398
Machinery and equipment                                                  1,666               987
Leasehold improvements                                                   5,628             5,201
Capital lease assets                                                       286               286
                                                            -------------------------------------
Total property and equipment                                             9,069             7,872

Accumulated depreciation and amortization                               (2,508)             (630)
                                                            -------------------------------------

Total property and equipment, net                                      $ 6,561           $ 7,242

                                                            =====================================

Depreciation and amortization expense for the years ended June 30, 2005, 2004 and 2003 was $1.9 million, $.6 million, and $0.0, respectively.

      5.    Accrued expenses and other current liabilities

Accrued expenses and other current liabilities were $9.9 million and $5.0 million as of June 30, 2005 and 2004, respectively.

                                       As of June 30,
                                --------------------------
(Dollars in thousands)               2005           2004
----------------------------------------------------------
Accrued Expenses                   $ 4,407         $ 2,692
Accrued Interest                     3,654           1,819
Accrued Dividends                    1,853             453
                                --------------------------
                                   $ 9,914         $ 4,964
                                ==========================

      6.    Intangible Assets

All intangible assets, other than goodwill, have been assigned an estimated finite useful life, and are amortized on a straight line basis over the number of years that approximate their respective useful lives (ranging from two to six years). Total amortization expense related to amortizable intangible assets for the years ended June 30, 2005, 2004 and 2003 was $1.8 million, $1.0 million, and $0.0 respectively. The following table provides additional information concerning intangible assets as of June 30, 2005 and 2004:

                             --------------------------------  -------------------------   -----------------------------------------
                               Gross Cost      Gross Cost        Amortization Expense      Net Cost As of June 30,     Estimated
(Dollars in thousands)            2005            2004             2005        2004            2005        2004       Useful Life
------------------------     --------------------------------  -------------------------   -----------------------------------------
Non-compete agreements               $ 1,687         $ 1,687        $ 1,115       $ 436           $ 572     $ 1,251     2-3 years
Trademark/trade name                   1,110           1,110            577         208           $ 533       $ 902       3 years
Customer relationships                 1,764           1,764            564         211         $ 1,200     $ 1,553       5 years
Licensing agreements                   5,247           1,441            513         168         $ 4,734     $ 1,273       5 years
Domain Name                               50              50             13           3            $ 37        $ 47     2-5 years
Sephora                                   43               -              4           -            $ 39         $ -       6 years
                             ---------------------------------------------------------------------------------------
Total                                $ 9,901         $ 6,052        $ 2,786     $ 1,026         $ 7,115     $ 5,026
                             ================================  =========================   =========================

The following table provides the amortization expense to be incurred over the next five years:

(Dollars in thousands)    For The Years Ended
                              June 30,
-------------------------------------------

          2006                     $ 2,180
          2007                       1,594
          2008                       1,334
          2009                       1,120
          2010                         887
                          -----------------
                                   $ 7,115
                          =================

      7.    Long-Term Debt and Other Long-Term Liabilities

The Company's long-term debt and other long-term liabilities as of June 30, 2005 and 2004 consist of the following:


                                                                                              Amounts Outstanding as of June 30,
                                                       Maturity         Interest Rate %       ---------------------------------
              (Dollars in thousands)                     Dates                                  2005                    2004
              ----------------------                     -----                                  ----                    ----

Senior debt (a)                                        3/31/2009              12%             $ 8,836                 $ 8,525
Senior subordinated debt (b)                           11/4/2010              10%              12,066                  11,835
Other long term debt
  Note payable                                          7/1/2010            6% - 12%            5,905                   5,905
  Seller notes payable                                   Varies             5% - 15%            1,900                   1,900
Other long term liabilities ( c)
  Long term licensing obligation [See Note 13]         12/1/2008              6%                4,555                   1,114
  Deferred construction allowance                                                                 170                     190
  Capital lease obligations                              Varies               6%                   55                     187
Deferred Liability
  Sephora [See Note 13]                               12/31/2010                                5,000                       -
                                                                                             ---------------------------------
Total                                                                                          38,487                  29,656

Less current portion                                                                              744                     225
                                                                                             ---------------------------------
Long-term portion                                                                            $ 37,743                $ 29,431
                                                                                             =================================

(a) - Senior Debt

On April 1, 2004, the Company borrowed $10.0 million from TICC under a 12% senior note due on March 31, 2009. The proceeds were used to finance the Georgette Klinger acquisition and for general working capital purposes. As part of the agreement, $2.4 million of interest expense was pre-funded and placed into an escrow account for the purpose of paying the first two years of interest expense on the note. In addition, 618,789 warrants with an exercise price of $.01 were issued in conjunction with the note. These warrants contain anti-dilution provisions in the event that the Company issues more equity in the future below a specified price. As of June 30, 2005 and 2004, this note carried a debt discount of $1.2 million and $1.5 million respectively. The debt discount was attributable to the value associated with the detachable warrants issued in conjunction with the Senior Debt. The debt discount is amortized to interest expense and recorded over the term of the note. For the years ended June 30, 2005 and 2004, the Company recorded interest expense of $.3 million and $.1 million, respectively, related to the amortization of the debt discount.

The senior note agreement contains covenants, including limitations on incurrence of debt, granting of liens, capital expenditures, mergers and consolidations. In addition, the Company may not exceed specified fixed charge coverage, total debt-to-profit, senior debt-to-profit and debt-to-equity ratios. These covenants apply in some cases to the unit level operations and in other cases to the consolidated operations, all effective for periods subsequent to June 30, 2004. As of November 29, 2005 the Company has obtained compliance waivers from TICC for all covenant tests required for the year ended June 30, 2005 and the quarter ended October 1, 2005. Further, new covenants were established for the next four fiscal quarters.

The senior note is collateralized by the assets as outlined in the Pledge and Security agreement dated April 1, 2004. The collateral for this note includes financial instruments, goods (inventory, equipment, fixtures, etc.), deposit accounts, letter of credit rights, investment securities and general intangible assets.

(b) - Senior Subordinated Debt

On November 4, 2003, the Company borrowed $13.3 million from L Capital under a subordinated convertible promissory note due on November 4, 2010. This note is subordinated to the senior debt borrowed from TICC. The proceeds from this note were utilized for three purposes: 1) to purchase three salon and spa facilities in the Florida market, 2) complete renovation and expansion of two salon and spa facilities and 3) general working capital needs of the Company. The three salon and spa facilities acquired were 1) Wild Hare Salon in Boca Raton, FL, 2) Anushka Boca Spa in Boca Raton, FL and 3) Anushka Spa and Sanctuary in Palm Beach Gardens, FL.

The Company is obligated to pay interest at a rate of 10% per annum with a minimum of $66,500 payable quarterly in cash. The remainder of the interest can be deferred at the option of the Company until either the maturity of the note or the conversion of the note to common stock. As of June 30, 2005 and 2004, the Company had $1.1 million and $.8 million, respectively, of accrued interest on the Consolidated Balance Sheet related to this note. Accumulated but unpaid interest shall only be paid to the extent necessary, upon the occurrence of an exit event, to increase the internal rate of return of the investor to a 25% annual return over five years with respect to its investment in this note after giving effect to a calculation for the value of this note including interest paid in cash as of the occurrence of an exit event. The note and any unpaid interest are convertible into 5,966,444 shares of common stock at anytime at the option of the note holder.

The Company recognized a debt discount in the amount of $1.6 million due to beneficial conversion features associated with this note. As of June 30, 2005 and 2004, this note carried a debt discount of $1.2 million and $1.4 million respectively. The debt discount is amortized to interest expense and recorded over the term of the note. The Company recorded interest expense of $.2 million for each of the years ended June 30, 2005 and 2004, related to the amortization of the debt discount.

(c) - Other Long Term Debt

On June 29, 2003, the Company executed a promissory note for $5.9 million to Kidd and Company due on July 1, 2010. Kidd & Company (KCO) paid expenses and deposits for acquisitions on behalf of AAI in connection with the formation and capitalization of the Company. The Company is obligated for 6% interest for the first year and 12% thereafter, compounded annually, through the term of the note. The Company utilizes the effective interest method to calculate interest expense for this loan. As a result of the use of this method, $.7 million of non-cash interest expense related to this note was recorded for each of the years ending June 30, 2005 and 2004, respectively. The interest can be accrued or paid at the option of the Company. The Company has chosen to accrue the interest until such time that the cash flow from operations can support payment of the interest to the note holder.

Pursuant to its terms, this note will be paid in eight separate installments equal to one-eighth of the principal plus one-eighth of the interest accrued on such date. Pursuant to an agreement between Kidd & Company, the Company, and L Capital, the first installment will be due as soon as the trailing twelve month Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on a
consolidated basis has reached or exceeds $5.0 million. An additional installment will also be due for each additional $1.0 million of trailing twelve month EBITDA on a consolidated basis. If the Company does not achieve any of the trailing twelve month EBITDA hurdles then the note will not be paid back to the note holder. The agreement limiting the payments under the note will terminate at such time that L Capital will convert into AAI common stock or otherwise cease to hold the L Capital note or its shares of Series D preferred stock.

On June 29, 2003, the Company executed a secured note for $1.3 million to Cosmo Dischino due on June 30, 2006. The note was issued to Cosmo Dischino as part of the acquisition consideration to purchase the Dischino Corporation. The Company is obligated for 5% interest for the first year, 10% interest for the second year and 15% interest thereafter through the term of the note. The Company utilizes the effective interest method to calculate interest expense for this loan. As a result of the use of this method, $.1 million of non-cash interest expense related to this note was recorded in each of the years ended June 30, 2005 and 2004, respectively. All interest is compounded annually and payable quarterly. On December 1, 2003 the Company pre-paid $.8 million in principal back to the note holder. As of June 30, 2005. the principal balance of $.6 million remained outstanding. This note payable is secured and collateralized by the fixed assets of the West Palm Beach facility as outlined in Schedule A of the Security Agreement dated July 1, 2003.

On November 26, 2003, the Company executed a note to the shareholders of Anushka Palm Beach Gardens for $.4 million due on May 25, 2005. The note was issued to the shareholders of Anushka Palm Beach Gardens as part of the acquisition consideration to purchase the Anushka Spa and Sanctuary in Palm Beach Gardens, FL. The Company is obligated for 5% interest annually through the term of the note. All interest is compounded annually and payable quarterly.

On April 23, 2004, the Company executed a note to the Pyle Group for $1.0 million due on April 23, 2007. The note was issued to the Pyle Group as part of the acquisition consideration to purchase Georgette Klinger Inc. The Company is obligated for 5% interest annually through the term of the note. All interest is compounded annually and payable quarterly. As of June 30, 2005, the note was reissued to Judith Pyle in the amount $.5 million and Thomas Pyle in the amount $.5 million, individually under the same terms.

Redemption of Other Long Term Debt

In July 2005, the Company repaid the remaining balance of the secured note issued to Cosmo Dischino in the amount of $.5 million. In addition, in July 2005, the Company also redeemed the balance of the note payable issued to the shareholders of Anushka Palm Beach Gardens in the amount of $.4 million. Accrued interest of $3.6 and $1.8 million is included in accrued expenses as of June 30, 2005 and 2004, respectively.

Aggregate maturities of debt, gross of debt discounts for the next five years, are as follows:

(Dollars in thousands)                 For the Years
                                      Ended June 30,
---------------------------------------------------------

      2006                                 $ 1,285
      2007                                   2,289
      2008                                     855
      2009                                  10,908
      2010                                     964


      8.    Commitments and Contingencies

Litigation

The Company is a party to a number of legal actions, proceedings or claims. While any action, proceeding or claim contains an element of uncertainty, management believes that the outcome of such actions, proceedings or claims will not have a material adverse effect on the business, financial condition or results of operations.

Employment Agreements

The Company has entered into employment agreements with certain former owners of companies which were acquired in the year ended June 30, 2004. Under the terms of the agreements these employees and certain senior executives are entitled to severance benefits should their employment be involuntarily terminated. The obligation under these contracts for severance benefits is approximately $1.4 million and $1.0 million for the years ended June 30, 2005 and 2004. Further, the Company entered into an agreement with another former owner of an acquired company whereby the employee is entitled to a guaranteed salary until such time as a note for $1.3 million is repaid by the Company to the employee. In addition, should the note not be repaid within 18 months of its execution, the employee is entitled to a minimum salary of twice his guaranteed salary until such time as the note is repaid in full. The potential obligation of the Company is $.5 million per year.

Capital Leases

The Company is committed under four non-cancelable capital leases for medical equipment, and furniture and fixtures at four of the twelve operating facilities. The terms of these leases range from one year to five years which expire over the next three years. All four leases have bargain purchase options that the Company expects to exercise at the termination of each lease. Capital lease assets totaled $.3 as of June 30, 2005 and 2004, respectively, net of depreciation, and capital lease obligations totaled $.1 and $.2 million, respectively.

Operating Leases

The Company is committed under non-cancelable operating leases for all twelve of its operating facilities and three corporate office locations. The original terms of the leases range from one to ten years with many leases renewable for an additional five to ten year term at the option of the Company. Certain leases contain escalation provisions and percentage rent provisions.

Total rent expense, including real estate taxes and other expenses in the Consolidated Statement of Operations for the years ended June 30, 2005 and 2004 was $4.7 million and $1.5 million, respectively.

As of June 30, 2005 future minimum lease payments (excluding percentage rents based upon revenues) due under existing non-cancelable leases with remaining terms of greater than one year are as follows:


                                                                         (Dollars in thousands)
                                              ---------------------------------------------------------------------------
                                                     Operating lease             Capital lease               Total lease
        Fiscal year                                         payments                  payments                  payments
-----------------------------------------     -----------------------   -----------------------   -----------------------
            2006                                             $ 3,106                      $ 56                   $ 3,162
            2007                                               2,189                         1                     2,190
            2008                                               1,591                         -                     1,591
            2009                                               1,302                         -                     1,302
            2010                                               1,318                         -                     1,318
         Thereafter                                            3,495                         -                     3,495
                                              -----------------------   -----------------------   -----------------------
      Total minimum lease payments                          $ 13,001                        57                  $ 13,058
                                              =======================                             =======================

   Less: Imputed interest                                                                    2
                                                                        -----------------------
      Present value of
  capital lease obligations                                                               $ 55
                                                                        =======================

      9.    Income Taxes

The components of the deferred income tax assets as of June 30, 2005 and 2004 are as follows:

                                                             As of June 30,
                                                    ----------------------------
                                                     2005                  2004
                                                    ----------------------------

Net operating losses                                 $ 15,717          $ 3,931
Accrued liabilities and reserves                        1,162              910
Accrued interest                                          940              373
Accrued management fees                                   533              174
Property and equipment                                    482              102
Amortization of Goodwill and intangible assets            294              173
                                                    ----------------------------

Total Deferred Tax Assets                              19,128            5,663
Valuation Allowance                                   (19,128)          (5,663)
                                                    ----------------------------
Net Deferred Tax Assets                               $     -           $    -
                                                    ============================


The Company's ability to utilize the cumulative tax net operating loss carry-forward of approximately $28 million at June 30, 2005 against future taxable income will expire on June 30, 2025, and may be subject to certain limitations upon a "change in control" as defined by Section 382 of the Internal Revenue Code of 1986.

The provision for income taxes differs from the amount of income tax determined by applying the applicable statutory rate to the loss before income taxes. This difference, as shown in the following table, is due to a full reserve of our benefit for the utilization of net operating losses since utilization cannot be determined to be more likely than not per FASB 109.

                                                          As of June 30,
                                                --------------------------------
                                                 2005         2004         2003
                                                --------------------------------
Statutory Income Tax Rate                          35%         35%          35%
State Income Taxes, net of federal tax benefit      6%          5%           5%
                                                --------------------------------
Subtotal                                           41%         40%          40%
Valuation Allowance                               (41%)       (40%)        (40%)
                                                --------------------------------
Total effective tax rate                            -           -            -
                                                ================================


      10.   Shareholders' Deficit

Common Stock

General. The Company's Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of common stock. Subsequent to year end, the number of shares of common stock the Company is authorized to issue was increased to 70,000,000. Each share of stock will have voting rights on all matters requiring a vote of shareholders. Each share of common stock issued and outstanding will be identical in all respects. Except for and subject to those rights expressly granted to the holders of preferred stock, or except as may be provided by the laws of the State of Delaware, the holders of common stock have exclusively all other rights of our stockholders.

Dividends. The holders of common stock are entitled to receive, ratably, dividends when declared by the Board of Directors out of funds legally available after provision is made for each class of stock, if any, having preference over the common stock.

Liquidation Preference. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of all liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Conversion. The holders of common stock have no conversion rights and they are not subject to further calls or assessments by the Company.

Preemptive Rights.  The holders of common stock have no preemptive rights.

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote.

Redemption. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are duly authorized, fully paid and non-assessable.

Series A Convertible Preferred Stock

General. The Company's Certificate of Designation of Series A Preferred Stock designates 20,000 shares of preferred stock as shares of Series A Preferred Stock ("Series A Preferred").

Dividends. The holders of shares of Series A Preferred are entitled to receive, out of the assets of the Company legally available dividends on each share of Series A Preferred at an annual rate of $40. All dividends will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series A Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series A Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series A Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series A Preferred held by them.

Conversion. The holders of Series A Preferred have the right to convert their shares into 50 shares of the common stock of the Company, subject to adjustment for stock split and other events.

Preemptive Rights.  The holders of Series A Preferred have no preemptive rights.

Voting Rights. Each share of Series A Preferred entitles the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series A Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series A Preferred shall be entitled to vote, each issued and outstanding share of Series A Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right, at any time following the earlier to occur of (i) an Initial Public Offering in which the price to the public is $20 per share or more and (ii) two years from the issue date, to redeem in cash, the shares of Series A Preferred, in whole or in part, on not less than 15 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon.

Series B Preferred Stock

General. The Company's Certificate of Designation of Series B Preferred Stock designates 600,000 shares of preferred stock as shares of Series B Preferred Stock ("Series B Preferred").

Dividends. The holders of shares of Series B Preferred are entitled to receive, out of the assets of the Company legally available therefore, dividends on each share of Series B Preferred at the rate of $100 per annum with respect to the first twelve months following the date on which the Series B Preferred is first issued, which rate shall increase, on a retroactive basis, to $150 per annum commencing on the first anniversary of the date on which the Series B Preferred Stock is first issued (but in no event to exceed 10% per annum). Of the foregoing dividends, 50% will be paid in cash and 50% will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series B Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series B Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series B Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series B Preferred held by them.

Conversion. The holders of Series B Preferred have no conversion rights and they are not subject to further calls or assessments by the Company.

Preemptive Rights.  The holders of Series B Preferred have no preemptive rights.

Voting Rights. Each share of Series B Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series B Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series B Preferred shall be entitled to vote, each issued and outstanding share of Series B Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right to redeem in cash the shares of Series B Preferred, in whole or in part, on not less than 15 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon. On December 1, 2003, the Company redeemed $.8 million of Series B Preferred stock.

Detachable Warrants. Series B holders were issued 545,000 detachable warrants, to purchase common stock, at an exercise price of $.01 per share with a ten year term. Management allocated $.9 million for the value of these warrants utilizing the Black-Scholes Option Pricing Model.

Series C Convertible Preferred Stock

General. The Company's Certificate of Designation of Series C Preferred Stock designates 20,000 shares of preferred stock as shares of Series C Preferred Stock ("Series C Preferred").

Dividends. The holders of shares of Series C Preferred are entitled to receive, out of the assets of the Company legally available therefore, dividends on each share of Series C Preferred at an annual rate of $40. All dividends will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series C Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series C Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series C Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series C Preferred held by them.

Conversion. The holders of Series C Preferred have the right to convert their shares into 100 shares of the common stock of the Company, subject to adjustment for stock split and other events.

Preemptive Rights.  The holders of Series C Preferred have no preemptive rights.

Voting Rights. Each share of Series C Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series C Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series C Preferred shall be entitled to vote, each issued and outstanding share of Series C Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right, at any time following the earlier to occur of (i) an IPO in which the price to the public is $20 per share or more and (ii) two years from the issue date, to redeem in cash, the shares of Series C Preferred, in whole or in part, on not less than 15 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon.

Series D Convertible Preferred Stock

General. The Company's Certificate of Designation of Series D Preferred Stock designates 8,200 shares of preferred stock as shares of Series D Preferred Stock ("Series D Preferred").

Dividends. The holders of shares of Series D Preferred are entitled to receive annual dividends of $100 on each share of Series D Preferred. All such dividends shall accrue and be cumulative and be compounded annually at the rate of 10% per annum until paid. Accumulated but unpaid dividends shall only be paid to the extent necessary, upon the occurrence of an Exit Event (as defined in the Certificate of Designation), to increase the IRR of the Investor to a maximum of 25% with respect to its investment in the Series D Preferred. Upon conversion or redemption of any shares of Series D Preferred, all accumulated but unpaid dividends thereon shall, at the option of the Company, be paid: (i) in cash; or
(ii) by issuance of the Five-Year Note (as defined in the Certificate of Designation).

Liquidation Preference. In the event of or liquidation, dissolution or winding up, the holders of Series D Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series D Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series D Preferred held by them.

Conversion. Each share of Series D Preferred shall be convertible, at the option of the holder, into 448.60 (subject to certain adjustments) fully paid and non-assessable shares of common stock. Upon the consummation of such Threshold Transaction (as defined in the Certificate of Designation), each outstanding share of Series D Preferred shall be automatically converted into shares of common stock.

Beneficial Conversion. The Company recognized preferred dividends in the amount of $1.0 million due to beneficial conversion features associated with the Series D convertible preferred stock. Beneficial Conversion was deemed necessary by management as the conversion price of the Series D convertible preferred stock to common stock of $2.23 per share was considered below fair market value at the time of issuance.

Preemptive Rights.  The holders of Series D Preferred have no preemptive rights.

Voting Rights. Each share of Series D Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock. Each issued and outstanding share of Series D Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of common stock issuable upon conversion thereof. The affirmative vote of the holders of more than 50% of the outstanding shares of Series D Preferred, voting separately as a single class shall be required to: (i) authorize, increase the number of authorized shares of, or issue any shares of any class or series of senior stock; or (ii) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) any provision of the Company's certificate of incorporation or bylaws so as to adversely affect the preferences, rights or powers of the Series D Preferred.

Redemption. Upon the occurrence of an Exit Event (liquidation of the company, IPO or sale of the business) both the holder and the Company shall have, subject to certain limitations, the right to cause the redemption of the Series D Preferred.

Series E Convertible Preferred Stock

General. The Company's Certificate of Designation of Series E Preferred Stock designates 500 shares of preferred stock as shares of Series E Preferred Stock ("Series E Preferred").

Dividends. The holders of shares of Series E Preferred are entitled to receive, out of the assets of the Company legally available therefore, dividends on each share of Series E Preferred at an annual rate of $40. All dividends will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series E Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series E Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series E Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series E Preferred held by them.

Conversion. The holders of Series E Preferred have the right to convert their shares into 50 shares of the common stock of the Company, subject to adjustment for stock split and other events as well as upon the issuance of certain additional shares of common stock of the Company.

Preemptive Rights.  The holders of Series E Preferred have no preemptive rights.

Voting Rights. Each share of Series E Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series E Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series E Preferred shall be entitled to vote, each issued and outstanding share of Series E Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right, at any time following the earlier to occur of (i) an IPO in which the price to the public is $20 per share or more and (ii) two years from the issue date, to redeem in cash the shares of Series E Preferred, in whole or in part, on not less than 60 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon.

      11.   Stock-Based Compensation Plan

On July 1, 2003, the shareholders of Advanced Aesthetics adopted the Advanced Aesthetics 2003 Stock Option Plan which allows the Company to grant nonqualified stock options to employees, vendors and contractors that have affiliations with the Company.

Under the 2003 Stock Option Plan, the Company is authorized to issue options to acquire 2,000,000 shares of common stock for a term not to exceed ten years from the date of grant.

The 2003 Stock Option Plan contains restrictions on transferability, time of exercise, exercise price and on disposition of any shares acquired through exercise of the options. Stock options are granted at not less than fair market value, which is determined as of the grant date utilizing the Black-Scholes Option Pricing Model. The Board of Directors determines the 2003 Stock Option Plan participants and establishes the terms and conditions of each option.

In addition to grants of stock options which were issued during the years ended June 30, 2005 and 2004, the Company has promised to grant options to employees pursuant to employee agreements. Although these options have not yet been granted, the requisite service periods related to these options commenced at the inception of employment. As a result, the Company has calculated the estimated fair value of these options, and recognized that fair value as expense in the Statement of Operations to the extent that the requisite service has been rendered. These awards will be remeasured at each period end until granted.

A summary of the Company's share option activity and related information during the years ended June 30, 2005 and 2004 are as follows:

                                                Options outstanding
                                     -------------------------------------------

                                                             Weighted Average
                                       Shares                 Exercise Price
                                     -----------------    ----------------------

Outstanding, June 30, 2003                          -               -

Granted                                     1,700,900             $4.00
Cancelled                                    (917,000)             4.00
Exercised                                           -               -
                                     -----------------    ----------------------

Outstanding, June 30, 2004                    783,900              4.00

Granted                                       442,500              4.00
Cancelled                                    (166,800)             4.00
Exercised                                           -               -
                                     -----------------    ----------------------

Outstanding, June 30, 2005                  1,059,600             $4.00
                                     -----------------    ----------------------

As of June 30, 2005, the weighted average exercise prices and remaining contractual lives of stock options are as follows:


                                                     Options outstanding                      Options exercisable
                                        ----------------------------------------------   -----------------------------
                                        Number of     Weighted average
                                         options         remaining          Weighted         Number
                                      outstandingas   contractual life      average      exercisable as     Weighted
      Range of exercise prices         of 6/30/05        (in years)      exercise price    of 6/30/05     average price
                                       ----------        ----------      --------------    ----------     -------------
Stock options issued @$4.00            1,059,600           9.01              $4.00          692,587          $4.00

Warrants outstanding as of June 30, 2005 are as follows:

                                                      Warrants outstanding
                                         ---------------------------------------
                                                                Weighted Average
                                          Shares                 Exercise Price
                                         ----------------    -------------------

Warrants granted during 2003 and
outstanding as of June 30, 2003                  545,000             $0.01

Granted                                          618,789              0.01
Cancelled                                              -               -
Exercised                                              -               -
                                         ----------------    -------------------

Outstanding, June 30, 2004                     1,163,789              0.01

Granted                                           81,750              0.01
Cancelled                                              -               -
Exercised                                              -               -
                                         ----------------    -------------------

Outstanding, June 30, 2005                     1,245,539             $0.01
                                         ================    ===================


At June 30, 2005, the weighted average exercise prices and remaining contractual lives of stock options are as follows:


                                                  Warrants outstanding                                  Warrants exercisable
                              --------------------------------------------------------    ------------------------------------------
                                                        Weighted
                                Number of               average             Weighted
                                warrants               remaining            average               Number                 Weighted
                               outstanding          contractual life        exercise           exercisable               average
Range of exercise prices      as of 6/30/05            (in years)            price            as of 6/30/05               price
------------------------      -------------            ----------            -----            -------------               -----

Warrants issued @ $.01          1,245,539                 5.40               $0.01              1,245,539                 $0.01


The stock options to be issued vest at a range of 25-33% per year over a period of two to four years. All options to be granted relate to the stock option plan approved by the shareholders of the Company. The fair value of each stock option grant was estimated using the Black-Scholes Option Pricing Model assuming a 0% dividend yield, 30% -36% expected volatility, a risk free interest rate of 3.56%
- 4.61% and expected life of the options of 5 years. Total shares underlying future options for which requisite service periods have begun are 2,447,650, 769,000, and 0 for the years ended June 30, 2005, 2004, and 2003, respectively.

For June 30, 2005 and 2004, the Company recorded expense of $.2 million and $.3 million respectively in its Consolidated Statement of Operations, which reflects the value of vested stock options in accordance with FAS 123R. Unearned compensation related to stock options to be granted was approximately $1.0 million as of June 30, 2005.

      12.   Related Party Transactions

West Palm Beach Facility Lease

The Company leases its West Palm Beach facility from Christal Inc. The majority owner of Christal Inc. is an Advanced Aesthetics employee at the West Palm Beach facility. Total rent expense to this related party amounted to $.3 million and $.2 million for the years ended June 30, 2005 and 2004.

Kidd & Company

AAI was formed by principals of KCO, a Greenwich, Connecticut based investment firm. In connection with the formation and capitalization of the Company, KCO paid expenses and deposits for acquisitions on behalf of AAI for an aggregate sum of approximately $5.9 million. In addition, affiliates of KCO including Seapine Investments, LLC ("Seapine"), trusts for the benefit of the children of William and Carla Kidd ("Kidd Trusts"), Richard Rakowski and Andrew Lipman (collectively "KCO Affiliates"), invested an aggregate of $2 million in the Company and received shares of Series B Preferred Stock, common stock and warrants to acquire common stock of the Company.

On November 25, 2003 AAI entered into a five-year Advisory Services Agreement with KCO pursuant to which KCO performed and will continue to perform advisory services for the Company. Under the Agreement, the Company is required to pay KCO an annual advisory fee, payable in quarterly installments in arrears, equal to the higher of (a) $425,000 and (b) 1% of its gross revenues for such year. For the years ended June 30, 2005 and 2004, advisory fees of $.4 million and $.3 million, respectively were recorded in the selling, general and administrative section of the Consolidated Statement of Operations. As of June 30, 2005, and 2004, $.6 million and $.2 million remain unpaid and accrued for in accrued expenses on the Consolidated Balance Sheet, respectively.

L Capital

In November 2003, L Capital invested $13,300,000 and received a subordinated convertible promissory note (convertible into shares of the common stock of the Company) and entered into a Securityholders Agreement and Registration Rights Agreement with the Company and KCO. L Capital also entered into a Share Transfer Agreement with the KCO Affiliates and other affiliates of KCO (collectively the "KCO Investors") whereby a portion of the shares of common stock held by the KCO Investors is subject to a clawback in favor of L Capital if L Capital does not recognize an investment rate of return (IRR) of 25% within five years of its investment in AAI.

In June 2004 L Capital invested an additional $8.2 million and acquired shares of the Series D Convertible Preferred Stock of the Company (convertible into shares of common stock of the Company) and concurrently entered into an amendment to the Share Transfer Agreement with the KCO Investors which increased the percentage of shares of the common stock of the Company subject to clawback in favor of L Capital.

On November 25, 2003 AAI entered into a five-year Consulting Services Agreement with L Capital pursuant to which L Capital performed and will continue to perform consulting services for the Company. Under the Agreement, the Company is required to pay L Capital an annual consulting fee, payable in quarterly installments in arrears, equal to the higher of (a) $445,000 and (b) 1% of our gross revenues plus $20,000 for such year. For the years ended June 30, 2005 and 2004, advisory fees of $.4 million and $.3 million were recorded, respectively, in the selling, general and administrative section of the Consolidated Statement of Operations. As of June 30, 2005, and 2004, $.7 million and $.3 million respectively remain unpaid and accrued for in accrued expenses on the Consolidated Balance Sheet, respectively.

      13.   Material Agreements

Agreements with Johns Hopkins

On November 21, 2003 AAI entered into a Consulting Services Agreement with Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. Under the Agreement, Johns Hopkins agreed to provide consulting services to AAI consisting of: (i) review and assessment of its medical delivery protocol document and (ii) consultation on the development of outcomes studies methodologies. The agreement also sets forth the conditions for the use of the Johns Hopkins Trademark. The term of the agreement is until November 21, 2008. The agreement may be terminated by either party at any time with 120 days of written notice.

The consideration for the review and assessment services provided by Johns Hopkins is $5,000 per day. The consideration for the limited use of the Johns Hopkins mark is $.3 million per year payable in quarterly installments and 500 shares of our series E preferred Stock. The Johns Hopkins agreement is carried on the balance sheet at the present value of all future payments to Johns Hopkins and amortized over the term of the agreement. The carrying value of this asset was $4.6 million as of June 30, 2005 and $1.3 million as of June 30, 2004. The amount is reported as a component of Intangible Assets.

On March 23, 2005, AAI signed an amendment to the Consulting Services Agreement with Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. The effective date of this amendment is June 1, 2005. The purpose of this amendment was to expand the oversight function that Johns Hopkins would perform for the Company to include increased medical protocol review, medical facility design and physician credentialing. In addition, the agreement expanded the use by the Company of the Johns Hopkins trade name. For the increased oversight and review services provided by Johns Hopkins, the Company agreed to increase the consideration paid to Johns Hopkins from $.3 million to $1.0 million in the first year of the contract, $1.5 million in the second year of the contract and $1.0 million annually thereafter until the term of the contract is reached. The term of the agreement is until June 1, 2010. The agreement may be terminated by either party at any time with 120 days of written notice.

Agreement with Sephora

In December 2004, the Company entered into a Retail Alliance Agreement with Sephora USA, LLC. Pursuant to the agreement the Company granted Sephora the rights to: (i) sell its Cosmedicine products in the Sephora retails stores, through its website and any other retail channel, (ii) to utilize certain of its intellectual property and methods in order to operate the AAI stores within the Sephora stores, (iii) develop with the Company the adjacent AAI facilities and
(iv) sublease retails space from the Company for the purpose of constructing and operating a Sephora store within the Company's centers. The term of the agreement is until December 31, 2010.

Upon execution of the agreement, Sephora deposited a performance deposit in an amount of $5 million with an escrow agent, which was subsequently paid to the Company. If Sephora, pursuant to the terms of the agreement, terminates the agreement with the Company it may have the right to recover a portion of the $5 million performance deposit. Sephora will also have the right to earn back its performance deposit if the arrangement is successful. The Company will be required to return to Sephora 50% of the performance deposit at such time that the "Net Revenues" of Sephora relating to the sale of Cosmedicine products plus Sephora "Capital Expenditures" (each as defined in the agreement) equals $30 million and the remaining performance deposit at such time that such "Net Revenues" plus "Capital Expenditures" equals $60 million. The Company has recorded $5 million as other long term liabilities on the Consolidated Balance Sheet as of June 30, 2005.

Sephora, with whom the Company has a strategic relationship, is a subsidiary of LVMH, SA and L Capital is a private equity fund sponsored by LVMH, SA and, as a result, Sephora and L Capital are affiliates. The Company's decision to enter into a strategic alliance with Sephora was made independent of its relationship with L Capital and all arrangements with Sephora have been negotiated on an arms length basis.

      14.   Subsequent Events

Series F convertible preferred stock financing

In July of 2005, the Company raised $5.0 million in the form of series F convertible preferred stock through a private placement. During September 2005, the series F shareholders exchanged all of their shares of series F convertible preferred stock and all of the warrants issued in connection with the series F stock for shares of a newly created series H convertible preferred stock and new warrants.

Series G convertible preferred stock financing

In September of 2005, the Company raised an additional $10.775 million [gross] in the form of series G convertible preferred stock through a private placement. The series G holders have the right to convert each share of series G preferred stock into approximately 444 shares of common stock at $2.25 per share. In addition, the Company issued warrants to the series G holders that are exercisable for thirty percent (30%) of the number of shares of common stock issuable to series G holders upon conversion of their shares of series G preferred stock. The warrants are exercisable for five years from the date of issuance and have an exercise price equal to $2.70 per share.

The following statements are brief summaries of certain provisions relating to the series G convertible preferred stock.

General. The Certificate of Designation of the series G convertible preferred stock designates 12,000 shares of preferred stock as shares of series G convertible preferred stock ("series G convertible preferred").

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the series G convertible preferred (together with the holders of the shares of series D convertible preferred stock and series H convertible preferred stock of the Company) will receive in preference to the holders of any other class or series of capital stock of the Company, a per share amount equal to the original purchase price of a share of series G convertible preferred, plus any accrued and unpaid dividends.

Dividends. 8% per annum dividends, when, as and if declared by the Company's board of directors, prior to any dividends being paid on the common stock of the Company except that from and after the date of a Public Transaction, such rate shall be 4% per annum. At the time of conversion of any series G convertible preferred into common stock, the holder of such series G convertible preferred shall be entitled to receive payment of all accrued and unpaid dividends thereon in the form of such number of additional shares of common stock equal to (a) the amount of such dividends, divided by (b) the then applicable conversion price of the series G convertible preferred.

Voting Rights. The series G convertible preferred will vote with the common stock as a class on an as converted basis.

Conversion Rights. The series G holders have the right to convert each share of its series G convertible preferred into approximately 444 shares of common stock ($2.25/share conversion price).

Mandatory Conversion. The series G convertible preferred will be automatically converted into common stock at such time as the shares of common stock into which the series G convertible preferred is converted (and/or exchanged) are registered for resale with the SEC.

Anti-Dilution Protection. Proportional adjustments of the series G convertible preferred conversion rate will be made for splits, combinations, stock dividends, recapitalizations and the like. Additionally, in the event that the Company shall issue any additional shares of common stock or common stock equivalents at a issuance price (or deemed issuance price) less than the then effective conversion price of the series G convertible preferred, the conversion price for the Series G convertible preferred shall be subject to a weighted-average anti-dilution adjustment.

Protective Provisions. Consent of the holders of a majority of the outstanding series G convertible preferred shall be required for the consummation of the Public Transaction or any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the series G convertible preferred.

Redemption. Each holder of series G convertible preferred shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's series G convertible preferred upon the earliest to occur of: (i) the liquidation or dissolution of the Company, (ii) an IPO of the Company, (iii) the sale of all or substantially all the assets of the Company, (iv) a merger, consolidation or business combination of the Company (except for the Public Transaction) and (v) a change of control of the Company, and the Company shall have such right as long as the Series G Investors would receive 2x its original investment upon such redemption or in such other transaction.

Detachable Warrants. The Company issued warrants to the series G holders that are exercisable for the number of shares of common stock equal to thirty percent (30%) of the number of shares of common stock issuable to such Series G holders upon conversion of its shares series G convertible preferred. The warrants are exercisable for five (5) years from the date of issuance and will have an exercise price equal to 120% of the Conversion Price ($2.70 per share of Company common stock). The warrants do not confer upon holders thereof any voting, dividend or other rights as stockholders of the Company.

Series H convertible preferred stock financing

During September 2005, the series F shareholders exchanged all of their shares of series F convertible preferred stock and all of the warrants issued in connection with the series F stock for shares of a newly created series H convertible preferred stock and new warrants. The series H holders have the right to convert each share of series H convertible preferred stock into approximately 444 shares of ccommon stock at $2.25 per share. In addition, the Company issued warrants to the series H holders that are exercisable for thirty percent (30%) of the number of shares of common stock issuable to series H holders upon conversion of their series H preferred stock. The warrants will be exercisable for five years from the date of issuance and will have an exercise price equal to $2.70 per share.

The terms of the series H convertible preferred stock are identical to the terms of the series G convertible preferred stock except that for series H, dividends accrue as of July 7, 2005, the date when the series F convertible preferred stock investment was made. The warrants issued to the holders of the series H convertible preferred stock are also identical to the warrants issued to the series G holders.

The following statements are brief summaries of certain provisions relating to both the series H convertible preferred stock.

General. The Certificate of Designation of series H convertible preferred stock designates 5,000 shares of preferred stock as shares of series H convertible preferred stock ("series H convertible preferred stock").

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the series H convertible preferred stock (together with the holders of the shares of series D convertible preferred stock and series G convertible preferred stock of the Company) will receive in preference to the holders of any other class or series of capital stock of the Company, a per share amount equal to the original purchase price of a share of series H convertible preferred stock, plus any accrued and unpaid dividends.

Dividends. 8% per annum dividends, when, as and if declared by the Company's board of directors, prior to any dividends being paid on the common stock of the Company except that from and after the date of a public transaction, such rate shall be 4%. At the time of any conversion of any series H convertible preferred stock into common stock, the holder of such series H convertible preferred stock shall be entitled to receive payment of all accrued and unpaid dividends thereon in the form of such number of additional shares of common stock equal to (a) the amount of such dividends, divided by (b) the then applicable conversion price of the series H convertible preferred stock.

Voting Rights. The series H convertible preferred stock will vote with the common stock as a class on an as converted basis.

Conversion Rights. The holders have the right to convert each share of its series H convertible preferred stock into approximately 444 shares of common stock ($2.25/share conversion price).

Mandatory Conversion. The series H convertible preferred stock will be automatically converted into common stock at such time as the shares of common stock into which the series H convertible preferred stock is converted (and/or exchanged) are registered for resale with the SEC.

Anti-Dilution Protection. Proportional adjustments of the series H convertible preferred stock conversion rate will be made for splits, combinations, stock dividends, recapitalizations and the like. Additionally, in the event that the Company shall issue any additional shares of common stock or common stock equivalents at a issuance price (or deemed issuance price) less than the then effective conversion price of the series H convertible preferred stock, the conversion price for the series H convertible preferred stock shall be subject to a weighted-average anti-dilution adjustment.

Protective Provisions. Consent of the holders of a majority of the outstanding series H convertible preferred stock shall be required for the consummation of the public transaction or any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the series H convertible preferred stock.

Redemption. Each holder of series H convertible preferred stock shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's series H convertible preferred stock upon the earliest to occur of: (i) the liquidation or dissolution of the Company, (ii) an IPO of the Company, (iii) the sale of all or substantially all the assets of the Company,
(iv) a merger, consolidation or business combination of the Company (except for the Public Transaction) and (v) a change of control of the Company, and the Company shall have such right as long as the holder would receive 2x its original investment upon such redemption or in such other transaction.

Detachable Warrants. The Company issued to the holders of the series H convertible preferred stock, warrants exercisable for 666,667 shares in exchange for their existing warrants. The warrants are exercisable for 5 years from July 7, 2005 and have an exercise price equal to 120% of the conversion price ($2.70 per share of the Company's common stock). The warrants do not confer upon holders thereof any voting, dividend or other rights as stockholders of the Company.

In connection with these financings, the Company incurred a finder fee which the Company netted against the gross proceeds of the above financings. Further, the Company has agreed to increase prefunded interest into the escrow account which is held for the sole purpose of paying interest to TICC. The Company has agreed to pay $2.0 million of principal to TICC.

Public Transaction and Escrow Agreement

In the near term the Company and its shareholders expect to execute a definitive share exchange agreement, (the "Public Transaction"), with a to-be-named public company ("Newco") acceptable to the Company and the holders of the series H convertible preferred stock and series G convertible preferred stock. As a result, the Company would become a subsidiary of Newco and shareholders of the Company would receive shares of common stock of Newco in exchange for their equity in the Company. It is anticipated that this will be recorded as a reverse merger for accounting purposes.

At the closing of the Public Transaction, it is anticipated that the AAI Security holders that own any series of preferred stock, except Series E, will convert their shares into shares of Company common stock and subsequently receive newly issued shares of Newco stock. In addition, it is anticipated that the KCO note and L Capital senior subordinated debt will be converted into common stock of the Company, and subsequently exchanged for shares of Newco.

In September of 2005, the Company raised an additional $15 million in gross proceeds with the affiliates of North Sound Capital ("North Sound Investors"). These funds are currently in escrow and will be released from escrow upon the Company's completion of the public transaction described above and the finalization of the transaction documents with the North Sound investors.

The North Sound investment will be an investment directly into Newco and will be based upon a $2.50 per share price of AAI common stock and 30% warrant coverage with each warrant having an exercise price of $3.00 per share. The warrants to be issued to the North Sound Investors will be substantially the same as the series G warrants and the North Sound Investors will receive similar registration rights. The North Sound Investors will also have the right to approve the Public Transaction.

Leases

Beverly Hills Lease

On July 1, 2005, the Company entered into a lease agreement to extend the lease on the Beverly Hills facility. The termination date on this lease agreement is September 30, 2015 and the lease does not contain any future renewable option clauses. The lease contains a free rent provision for the first six months of the lease and also contains a landlord allowance in the amount of $.6 million that must be utilized by the Company by June 30, 2006. As a condition to the lease, the Company is required to put up a letter of credit with varying amounts for each year of the lease as a guarantee for future rental payments. The straight lined annual rental payment commitment is $.4 million per year.

Chevy Chase Lease

The Company entered into a lease agreement on a new facility in Chevy Chase, Maryland with a commencement date of April 1, 2006. The termination date on this lease agreement is March 31, 2021. Prior to payment of any tenant allowance, however, the Company must provide the landlord with a security deposit in the amount of $.6 million in the form of a letter of credit or cash. The straight lined annual rental payment commitment is $.3 million per year and the lease contains a percentage rent clause in the amount of 6% of the facility's revenue over the breakpoint of $4.4 million.

Merritt 7 Lease

The Company entered into a lease agreement on a new facility in Norwalk, Connecticut on October 5, 2005. The term of the lease is 10 years with a total square footage of 13,240. The commencement of the lease is anticipated for November 1, 2005 for the initial 5,740 square feet of space, with the remaining space being commenced on January 1, 2006. The Company has the option to renew the lease for an additional 5 years at a fair market rental rate. The Company is obligated for security deposits over the term of the lease. The security deposit terms are as follows:

         $680,595 through the 5th lease year;
         $453,730 through the 6th lease year;
         $340,279 through the seventh lease year; and $226,854 from the commencement of the eight lease year through the end of the lease.

Agreements

In September the Company entered into a non-binding letter of intent relating to a potential sale of the Company to another company in consideration for shares of the acquiring company. No assurance can be given that the sale will be consummated. The terms of the acquisition, if consummated would not constitute a change of control.

In October the Company entered into an agreement with Mandalay Integrated Media Entertainment, LLC, (MIME), whereby MIME will provide certain media consulting services in consideration for common shares of AAI.

Royalties

In August 2005 the Company executed an agreement for the exclusive rights to an ingredient to be used in the manufacture of a skin care line. In consideration for such rights the Company agreed to royalty payments of 2.5% of its sales to Sephora with minimum payments of $17,000, $250,000, and $312,000 for calendar years 2006, 2007 and 2008 respectively.

      15.  RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the issuance of the 2005 consolidated financial statements, the Company has determined that an error in accounting causing an under accrual of accrued expenses relating to management fees and accrued bonus as of June 30, 2005 . The error resulted in an understatement of $1.7 million in each of (a) accrued expenses, accumulated deficit and total shareholders deficit on AAI's consolidated balance sheet at June 30, 2005 contained in the Financial Statements and (b) selling, general and administrative expenses, operating loss, loss before income tax provision, net loss and net loss applicable to common shareholders in KAAI's consolidated statement of operations for the year ended June 30, 2005 in the Financial Statements. As a result, the consolidated balance sheets as of June 30, 2005 and the related consolidated statements of operations, cash flows and stockholders' equity have been restated to correct for this change.

In addition, the Company has included additional adjustments amounting to $.1 million to be included in this restatement.

      The following tables summarize the effect of such restatement:

      Consolidated Balance Sheet as of June 30, 2005

                                                               TRUEYOU.COM, INC.
                                                     Condensed Consolidated Balance Sheets

--------------------------------------------------------------------------------------------------------------------------------
                                                                                      FOR THE YEARS ENDED JUNE 30,
                                                                            2005                                       2005
In thousands, except share and per share amounts                         As Reported             Adjustment        (As Restated)
--------------------------------------------------------------------------------------------------------------------------------
Assets:
       Current assets:
       Cash and cash equivalents                                    $        133                $      40             $     173
       Inventories                                                         2,120                     (143)                1,977
                                                                  --------------------------------------------------------------
       Total current assets                                                4,185                     (103)                4,082
       Total assets                                                 $     37,024                $    (103)            $  36,921
                                                                  ==============================================================

Liabilities and Shareholders' Deficit:

Liabilities:
       Current liabilities:
       Accrued expenses and other current liabilities                      8,209                    1,705                 9,914
                                                                  --------------------------------------------------------------
       Total current liabilities                                          21,630                    1,705                23,335
                                                                  --------------------------------------------------------------
       Total liabilities                                                  59,373                    1,705                61,078
                                                                  --------------------------------------------------------------
       Accumulated deficit                                               (37,933)                  (1,808)              (39,740)
                                                                  --------------------------------------------------------------
       Total shareholders' deficit                                       (22,349)                  (1,808)              (24,157)
                                                                  --------------------------------------------------------------
       Total liabilities and shareholders' deficit                  $     37,024                $    (103)            $  36,921
                                                                  ==============================================================


Consolidated Statement of Income for the year ended June 30, 2005


                                                                                 FOR YEARS ENDED JUNE 30
                                                                   2005                                          2005
In thousands, except share and per share amounts              (AS REPORTED)             ADJUSTMENT          (AS RESTATED)
------------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
    Service                                                       13,572               143                      13,715
TOTAL COST OF REVENUE                                             16,458               143                      16,601
------------------------------------------------------------------------------------------------------------------------

Gross margin                                                      16,475              (143)                     16,332
------------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                      26,837             1,665                      28,502

Total operating expenses                                          30,562             1,665                      32,227
------------------------------------------------------------------------------------------------------------------------

Operating loss                                                   (14,087)           (1,808)                    (15,895)

Loss before income tax provision                                 (18,113)           (1,808)                    (19,921)

Net loss                                                         (18,113)           (1,808)                    (19,921)

Net loss applicable to common shareholders                  $    (19,513)      $    (1,808)                $   (21,321)
=========================================================================================================================

Basic and diluted loss per common share:                    $      (2.11)      $         -                 $     (2.30)
                                                          ===============================================================

Consolidated Statements of Cash Flows for the year June 30, 2005

-----------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDED JUNE 30
                                                                2005                                  2005
In thousands                                               (As Reported)       Adjustment          (As Restated)
-----------------------------------------------------------------------------------------------------------------
Cash flows used in operating activities:
            Net loss                                     $     (18,113)       $    (1,808)         $    (19,921)
Changes in operating assets and liabilities:
            Inventories                                           (518)               143                  (375)
            Accrued expenses                                     1,845              1,705                 3,550
-----------------------------------------------------------------------------------------------------------------
            Net cash used in operating activities              (11,024)                40                10,984
-----------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                           (6,556)                40                (6,516)

Cash and cash equivalents - end of year                  $         133        $        40          $        173
=================================================================================================================


          Unaudited Financial Statements for Advanced Aesthetics, Inc.
                       and the accompanying notes thereto.

          For the quarter ended October 1, 2005 and September 30, 2004

                           ADVANCED AESTHETICS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (unaudited)


                                                                                       ----------------------------------------
                                                                                        AS OF OCTOBER 1,        AS OF JUNE 30,
                                                                                       ----------------------------------------
                                                                                             2005                    2005
                                                                                        (AS RESTATED,
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                                         SEE NOTE 5)
-------------------------------------------------------------------------------------------------------------------------------
Assets:
    Current assets:
    Cash and cash equivalents                                                          $         8,992           $         173
    Restricted cash, current portion                                                             1,542                   1,228
    Inventories                                                                                  1,874                   1,977
    Other current assets                                                                           901                     704
-------------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                                        13,309                   4,082

    Property and equipment, net                                                                  7,048                   6,561
    Other assets                                                                                   447                     392
    Deferred financing costs, net                                                                  309                     330
    Restricted cash, non-current portion                                                           169                     369
    Goodwill                                                                                    18,072                  18,072
    Other intangibles, net                                                                       6,570                   7,115
-------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                       $        45,924           $      36,921
                                                                                      =========================================
Liabilities and Shareholders' deficit:

Liabilities:
    Current liabilities:
    Cash overdraft                                                                     $             -                     163
    Accounts payable                                                                             5,335                   3,632
    Accrued expenses and other current liabilities                                               9,669                   9,914
    Deferred revenue                                                                             8,919                   8,882
    Current portion of long term debt                                                            1,161                     744
-------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                                   25,084                  23,335

    Senior debt (net of debt discount of $1.087 million and $1.164 million as of                 8,913                   8,836
    October 1, 2005 and June 30, 2005, respectively)

    Senior subordinated debt (net of debt discount of $1,176 and $1.234 million)                12,124                  12,066
    as of October 1, 2005 and June 30, 2005 respectively)

    Other long term debt (net of current portion)                                                5,744                   7,061

    Other long term liabilities                                                                  9,600                   9,780
-------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                           61,465                  61,078
-------------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies                                                                    -                       -

Shareholders' deficit:

    Preferred stock, series A, cumulative, convertible, redeemable, par value                    2,130                   2,130
    $.01, authorized 20,000 shares, issued and outstanding 7,950 shares
    (liquidation preference of $7,950)
    Preferred stock, series B, cumulative, redeemable, par value $.01, authorized                  965                     965
    600,000 shares, issued and outstanding 1,900 shares (liquidation preference of
    $1,900)
    Preferred stock, series C, cumulative, convertible, redeemable, par value                      350                     350
    $.01, authorized 20,000 shares, issued and outstanding 1,300 shares
    (liquidation preference of $1,300)
    Preferred stock, series D, cumulative, convertible, redeemable, par value                    8,146                   8,146
    $.01, authorized as of October 1, 2005
    and June 30, 2005, 8,146 shares, issued
    and outstanding 8,146 shares
    (liquidation preference of $8,146 )

    Preferred stock, series E, cumulative, convertible, redeemable, par value                      135                     135
    $.01, authorized as of October 1, 2005 and June 30, 2005, 500 shares, issued and outstanding 500 shares(liquidation preference of $500)

    Preferred stock, series G, cumulative, convertible, redeemable, par value                    9,702                       -
    $.01, authorized as of October 1, 2005 10,775 shares, issued and outstanding
    10,775 shares(liquidation preference of $10,775)

    Preferred stock, series H, cumulative, convertible, redeemable, par value                    4,539                       -
    $.01, authorized as of October 1, 2005 5,000 shares, issued and outstanding
    5,000 shares (liquidation preference of $5,000)

    Common stock, par value $.01, authorized 30,000,000 shares, issued and                          93                      93
    outstanding 9,268,609 shares

    Additional paid-in capital                                                                   5,408                   3,765

    Accumulated deficit                                                                        (47,009)                (39,741)
-------------------------------------------------------------------------------------------------------------------------------
    Total shareholders' deficit                                                                (15,541)                (24,157)
-------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' deficit                                        $        45,924           $      36,921
                                                                                      =========================================

The accompanying notes are an integral part of the consolidated financial statements



                                                     ADVANCED AESTHETICS, INC.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (unaudited)

                                                                                             FOR THE THREE MONTHS ENDED
--------------------------------------------------------------------------------------------------------------------------------
                                                                                  OCTOBER 1, 2005
                                                                                   (AS RESTATED,
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                                     SEE NOTE 5)              SEPTEMBER 30, 2004
--------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Service                                                                            $     5,863                   $      5,633
  Retail                                                                                   1,902                          2,074
--------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                                              7,765                          7,707
--------------------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
  Service                                                                                  3,388                          3,423
  Retail                                                                                     788                            743
--------------------------------------------------------------------------------------------------------------------------------
Total Cost of Revenue                                                                      4,176                          4,166
--------------------------------------------------------------------------------------------------------------------------------

Gross margin                                                                               3,589                          3,541
--------------------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                                               7,208                          6,095
Depreciation and amortization                                                              1,109                            871
--------------------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                                   8,317                          6,966

Operating loss                                                                            (4,728)                        (3,425)

Interest expense, net                                                                      1,004                            927
--------------------------------------------------------------------------------------------------------------------------------
Loss before income tax provision                                                          (5,732)                        (4,352)

Income tax provision (benefit)                                                                 -                              -
--------------------------------------------------------------------------------------------------------------------------------

Net loss                                                                                  (5,732)                        (4,352)

Dividends on preferred stock                                                                 463                            271
--------------------------------------------------------------------------------------------------------------------------------

Net loss applicable to common shareholders                                          $     (6,195)                 $      (4,623)
================================================================================================================================

Basic and diluted loss per common share:                                            $      (0.67)                 $       (0.50)
                                                                                  ==============================================

Weighted average common shares outstanding, basic and diluted                          9,268,609                      9,268,609
                                                                                  ==============================================

The accompanying notes are an integral part of the consolidated financial statements


                                                     ADVANCED AESTHETICS, INC.
                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                            (unaudited)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             ADDITIONAL
                                                PREFERRED STOCK           COMMON STOCK          PAID      ACCUMULATED
IN THOUSANDS, EXCEPT SHARE AMOUNTS           SHARES      AMOUNT          SHARES   AMOUNT     IN CAPITAL      DEFICIT        TOTAL
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2005 (as restated)        19,796   $  11,726       9,268,609  $    93    $    3,765    $  (39,741)   $  (24,158)
------------------------------------------------------------------------------------------------------------------------------------
Issuance of series G preferred stock,
  net of issuance costs                       10,775      10,775                                   (717)                     10,058
Issuance of series F preferred stock,
  net of issuance costs                        5,000       5,000                                   (709)                      4,291
Beneficial Conversion associated with
  series G preferred stock                                                                        1,073        (1,073)             -
Beneficial Conversion associated with
  series H preferred stock                                                                          463          (463)             -
Warrant in connection with series G                       (1,073)                                 1,073                            -
Warrant in connection with series H                         (462)                                   462                            -
Net loss                                                                                                       (5,732)       (5,732)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT OCTOBER 1, 2005 (as restated)      35,571   $  25,966       9,268,609  $    93    $    5,410    $  (47,009)   $  (15,541)
------------------------------------------------------------------------------------------------------------------------------------




The accompanying notes are an integral part of the consolidated financial statements



                                                      ADVANCED AESTHETICS, INC.
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (unaudited)

                                                                                         FOR THE THREE MONTHS ENDED
------------------------------------------------------------------------------------------------------------------------------
                                                                                  OCTOBER 1, 2005
                                                                                  (AS RESTATED,
IN THOUSANDS                                                                        SEE NOTE 5)             SEPTEMBER 30, 2004
------------------------------------------------------------------------------------------------------------------------------
Cash flows used in operating activities:
  Net loss                                                                          $       (5,732)         $       (4,352)
  Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization                                                              1,109                     871
  Non-cash interest expense                                                                    135                       -

Changes in operating assets and liabilities:
  Inventories                                                                                  246                    (181)
  Other current assets                                                                        (237)                 (1,290)
  Other assets                                                                                 (55)                      -
  Accounts payable                                                                           1,703                    (152)
  Accrued expenses                                                                            (813)                  1,243
  Deferred revenue                                                                              37                     392
------------------------------------------------------------------------------------------------------------------------------------
  Net cash used in operating activities                                                     (3,607)                 (3,469)

Cash flows used in investing activities:
   Capital expenditures                                                                       (979)                   (983)
   Purchase of intangible asset                                                                (51)                      -
------------------------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                                    (1,030)                   (983)
------------------------------------------------------------------------------------------------------------------------------

Cash flows used in financing activities:
   Cash overdraft                                                                             (162)                      -
   Proceeds of Issuance of long term debt net of deferred financing costs                        -                   2,100
   Redemption of long term debt                                                               (900)                   (225)
   Other long-term liabilities                                                                (180)                 (1,114)
   Net proceeds from issuance of series G preferred stock,net of issuance costs             10,059                       -
   Net proceeds from issuance of series F preferred stock, net of issuance costs             4,753                       -
   Restricted cash                                                                            (114)                    594
------------------------------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                                                13,456                   1,355
------------------------------------------------------------------------------------------------------------------------------

Increase(decrease) in cash and cash equivalents                                              8,819                  (3,097)

Cash and cash equivalents - beginning of period                                                173                   6,689
------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents - end of period                                          $         8,992             $     3,592
==============================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION
----------------------------------

    NON-CASH FINANCING ACTIVITIES:

       Preferred stock dividends                                                   $            463            $       380
       Issuance of warrants with Series G and Series H preferred stock                        1,536                      -
       Beneficial conversion feature on preferred stock                                       1,535                      -
       Conversion of Series F preferred stock into Series H preferred stock                   4,539                      -


The accompanying notes are an integral part of the consolidated financial statements

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

1.       Business

Advanced Aesthetics, Inc. (the "Company" or "AAI") was formed in 2003 by Kidd & Company, LLC ("KCO"), a Greenwich, Connecticut based investment firm. In addition to KCO, the Company's other major investor is L Capital, a $300 million private equity fund ("L Capital") sponsored by Moet Hennessy Louis Vuitton SA. Technology Investment Capital Corp. ("TICC"), a publicly traded business development company also assisted in the financing of the Company.

AAI offers both cosmetic services and medical procedures to customers under one delivery system in facilities being rolled out across the United States. AAI brings cosmetic surgery, cosmetic dentistry, cosmetic dermatology and salon and spa services together under a single brand; giving clients access to top service providers, unique treatments and predictable results in a state-of-the-art environment. AAI co-brands its trade name with the trade names of the salons and spas AAI has acquired. AAI's salons and spas share certain corporate resources such as senior management and administrative services of AAI. As of October 1, 2005, the Company had 525 employees.

The accompanying financial statements have been prepared on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has experienced operating losses and negative cash flow from operations. As of October 1, 2005, the Company had a cumulative deficit of $46.6 million and a working capital deficiency of $11.4 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is ultimately dependent on its ability to increase sales and reduce expenses to a level that will allow it to operate profitably and sustain positive operating cash flows.

In July of 2005, the Company successfully raised $5.0 million in gross proceeds in the form of series F convertible preferred stock, that were subsequently exchanged for shares of Series H preferred stock. This financing was completed through a private placement of equity. In September of 2005, the Company successfully raised an additional $10.775 million in gross proceeds in the form of series G convertible preferred stock. This financing was also completed through a private placement of equity. In September of 2005, the Company raised an additional $15.3 million in gross proceeds that is currently in escrow to purchase Convertible Preferred Stock (the "Preferred Stock") convertible into the Company's common stock (the "Common Stock") at the Conversion Price set forth below, and Warrants to purchase a number of shares of Common Stock equal to 30% of the number of shares of Common Stock that the Preferred Stock is convertible into on the date of issuance of such Preferred Stock. The Warrants shall be exercisable for the Company's Series B Preferred Stock until sufficient common stock is authorized.[See Note 14] The funds will be released from escrow for the purchase of common stock upon the Company's completion of a planned share exchange transaction expected to be completed by December of 2005 and the finalization of transaction documents with the investors.

There is no assurance that the recent financings will be sufficient to fund operations until sales and profitability improves to the point that the Company is able to operate from internally generated cash flows. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon executing the expansion plans per the business plan and obtaining additional capital and debt financing. However, there can be no assurance that these sources will provide sufficient cash inflows to enable the Company to achieve its operational objectives. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.       Basis of Presentation

Beginning in fiscal year 2006, the Company will now follow the standard fiscal year of the retail industry, which is a 52 or 53 week period ending on the Saturday closest to June 30.

The accompanying consolidated financial statements are unaudited but, in the opinion of management, contain all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. All significant intercompany accounts and transactions have been eliminated. The interim results are not necessarily indicative of the full year results.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB 104" Revenue Recognition") at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card.

When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet. The liability remains on the balance sheet until the earlier of redemption, escheatment, or 36 months. It is the Company's and its predecessors' historical experience that the likelihood of redemption after 36 months is remote. After 36 months, 80% of the remaining liability is relieved and recognized as revenue. After 48 months, an additional 10% of the remaining liability is relieved and recognized as revenue. After 60 months, the last 10% of the remaining liability is relieved and recognized as revenue. For the quarters ended October 1, 2005 and September 30, 2004, the Company did not record any income related to unredeemed gift cards.

As of October 1, 2005 and June 30, 2005 deferred revenue totaled $8.919 million and $8.882 million respectively.

3.       Material Agreements

In September the Company entered into a non-binding letter of intent relating to a potential sale of the Company to another company in consideration for shares of the acquiring company. No assurance can be given that the sale will be consummated. The terms of the acquisition, if consummated would not constitute a change of control.

In October 2005 the Company entered into an agreement with Mandalay Integrated Media Entertainment, LLC, (MIME), whereby MIME will provide certain media consulting services in consideration for common shares of AAI.

4.       Shareholders' Deficit

Series G convertible preferred stock financing

In September of 2005, the Company raised an additional $10.775 million [gross] in the form of series G convertible preferred stock through a private placement. The series G holders have the right to convert each share of series G preferred stock into approximately 444 shares of common stock at $2.25 per share. In addition, the Company issued warrants to the series G holders that are exercisable for thirty percent (30%) of the number of shares of common stock issuable to series G holders upon conversion of their shares of series G preferred stock, or 4,788.889 shares. The warrants are exercisable for five years from the date of issuance and have an exercise price equal to $2.70 per share. The value ascribed to the warrants was $1.1 million, and was determined using the Black-Scholes pricing model and the following assumptions: risk free rate of return - 4%; volatility - 30%; term - five years; and expected dividends
- 0%. The proceeds from this financing were allocated to the series G preferred stock and the warrant based on their respective fair values. The allocation of proceeds to the series G preferred stock resulted in a beneficial conversion feature, which was determined to be $1.1 million and was recorded as additional yield to the shareholders.

The following statements are brief summaries of certain provisions relating to the series G convertible preferred stock.

General. The Certificate of Designation of the series G convertible preferred stock designates 12,000 shares of preferred stock as shares of series G convertible preferred stock ("series G convertible preferred").

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the series G convertible preferred (together with the holders of the shares of series D convertible preferred stock and series H convertible preferred stock of the Company) will receive in preference to the holders of any other class or series of capital stock of the Company, a per share amount equal to the original purchase price of a share of series G convertible preferred, plus any accrued and unpaid dividends.

Dividends. 8% per annum dividends, when, as and if declared by the Company's board of directors, prior to any dividends being paid on the common stock of the Company except that from and after the date of a Public Transaction, such rate shall be 4% per annum. At the time of conversion of any series G convertible preferred into common stock, the holder of such series G convertible preferred shall be entitled to receive payment of all accrued and unpaid dividends thereon in the form of such number of additional shares of common stock equal to (a) the amount of such dividends, divided by (b) the then applicable conversion price of the series G convertible preferred.

Voting Rights. The series G convertible preferred will vote with the common stock as a class on an as converted basis.

Conversion Rights. The series G holders have the right to convert each share of its series G convertible preferred into approximately 444 shares of common stock ($2.25/share conversion price).

Mandatory Conversion. The series G convertible preferred will be automatically converted into common stock at such time as the shares of common stock into which the series G convertible preferred is converted (and/or exchanged) are registered for resale with the SEC.

Anti-Dilution Protection. Proportional adjustments of the series G convertible preferred conversion rate will be made for splits, combinations, stock dividends, recapitalizations and the like. Additionally, in the event that the Company shall issue any additional shares of common stock or common stock equivalents at a issuance price (or deemed issuance price) less than the then effective conversion price of the series G convertible preferred, the conversion price for the Series G convertible preferred shall be subject to a weighted-average anti-dilution adjustment.

Protective Provisions. Consent of the holders of a majority of the outstanding series G convertible preferred shall be required for the consummation of the Public Transaction or any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the series G convertible preferred.

Redemption. Each holder of series G convertible preferred shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's series G convertible preferred upon the earliest to occur of: (i) the liquidation or dissolution of the Company, (ii) an IPO of the Company, (iii) the sale of all or substantially all the assets of the Company, (iv) a merger, consolidation or business combination of the Company (except for the Public Transaction) and (v) a change of control of the Company, and the Company shall have such right as long as the Series G Investors would receive 2x its original investment upon such redemption or in such other transaction.

Series H convertible preferred stock financing

In July of 2005, the Company raised $5.0 million in the form of series F convertible preferred stock through a private placement. During September 2005, the series F shareholders exchanged all of their shares of series F convertible preferred stock and all of the warrants issued in connection with the series F stock for shares of a newly created series H convertible preferred stock and new warrants. The total gross proceeds of this transaction were $5 million [gross]. The series H holders have the right to convert each share of series H convertible preferred stock into approximately 444 shares of ccommon stock at $2.25 per share. In addition, the Company issued warrants to the series H holders that are exercisable for thirty percent (30%) of the number of shares of common stock issuable to series H holders upon conversion of their series H preferred stock, or 2,222,222 shares. The warrants will be exercisable for five years from the date of issuance and will have an exercise price equal to $2.70 per share. The value ascribed to the warrants was $0.5 million, and was determined using the Black-Scholes pricing model and the following assumptions: risk free rate of return - 3.8%; volatility - 30%; term - five years; and expected dividends - 0%. The proceeds from this financing were allocated to the series G preferred stock and the warrant based on their respective fair values. The allocation of proceeds to the series G preferred stock resulted in a beneficial conversion feature, which was determined to be $0.5 million and was recorded as additional yield to the shareholders.

The terms of the series H convertible preferred stock are identical to the terms of the series G convertible preferred stock except that for series H, dividends accrue as of July 7, 2005, the date when the series F convertible preferred stock investment was made.

      5. RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS


Subsequent to the issuance of the first quarter ended October 1, 2005 consolidated financial statements, the Company has determined that an error in accounting caused an under accrual of accrued expenses relating to the June 30, 2005 accrued bonus that resulted in a restatement of those financial statements. The error resulted in an understatement of $1.8 million in accrued expenses, accumulated deficit and total shareholders deficit on KAAI's consolidated balance sheet at October 1, 2005 contained in the Financial Statements. As a result, the accompanying consolidated balance sheets as of October 1, 2005 have been restated to correct for this change.

The following table summarizes the effect of such restatement:

Consolidated Balance Sheet as of October 1, 2005

                                                                       FOR THE QUARTER ENDED OCTOBER 1,
                                                                     2005                              2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                (AS REPORTED)       ADJUSTMENT    (AS RESTATED)
---------------------------------------------------------------------------------------------------------------

Liabilities:
---------------------------------------------------------------------------------------------------------------
    Accrued expenses and other current liabilities                   7,860             (1,809)        9,669
                                                             --------------------------------------------------
         Total current liabilities                                  23,275             (1,809)       25,084
                                                             --------------------------------------------------
    Total liabilities                                               59,656             (1,809)       61,465
                                                             --------------------------------------------------

    Accumulated deficit                                            (45,200)            (1,809)      (46,639)

    Total shareholders' deficit                                    (13,372)            (1,809)      (15,541)
                                                             ==================================================

Additionally, the Company increased it stockholders' deficit as of October 1, 2005 by $1.8 million due to the prior effect of the June 30, 2005 restatements.

       The unaudited Pro Forma Consolidated Statements of Operations for Klinger Advanced Aesthetics, Inc., for the year ended June 30, 2005 and for the three months ended October 1, 2005 and the unaudited pro forma consolidated balance sheet as of October 1,
                               2005, as restated.

                                                           ADVANCED AESTHETICS, INC.
                                                 UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET

------------------------------------------------------------------------------------------------------------------------------------
                                                          ADVANCED                                                       PRO-FORMA
                                                        AESTHETICS, INC    TRUEYOU.COM INC                             CONSOLIDATED
                                                            AS OF             AS OF                                       AS OF
                                                        OCTOBER 1, 2005     SEPTEMBER 30,  ADJUSTMENT                   OCTOBER 1,
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS      (AS RESTATED) (10)        2005       REFERENCE       ADJUSTMENT      2005
------------------------------------------------------------------------------------------------------------------------------------
Assets:
   Current assets:
   Cash and cash equivalents                              $    8,992          $   42          (1)           $   14,550    $  23,584
   Restricted cash, current portion                            1,542               -                                          1,542
   Inventories                                                 1,874               -                                          1,874
   Other current assets                                          901               1                                            902
------------------------------------------------------------------------------------------------------------------------------------
   Total current assets                                       13,309              43                            14,550       27,902

   Property and equipment, net                                 7,048               -                                          7,048
   Other assets                                                  447               -                                            447
   Deferred financing costs, net                                 309               -                                            309
   Restricted cash, non-current portion                          169               -                                            169
   Goodwill                                                   18,072               -                                         18,072
------------------------------------------------------------------------------------------------------------------------------------
   Other intangibles, net                                      6,570               -                                          6,570

   Total assets                                             $ 45,924          $   43                        $   14,550    $  60,517
                                                            ========================================================================

Liabilities and Shareholders' Deficit:

Liabilities:
 Current liabilities:
 Cash overdraft                                           $      -                 -                                 -    $       -
 Accounts payable                                            5,335                 -                                          5,335
 Accrued expenses and other current liabilities              9,669            $   12        (4), (5)         $  (2,620)       7,061
 Deferred revenue                                            8,919                 -                                          8,919
 Current portion of long term debt                           1,161                 -          (4)                 (161)       1,000
------------------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                           25,084                12                            (2,781)      22,315

 Senior debt (net of debt discount of $1.087 million
 and $1.164 million as of October 1, 2005 and
 June 30, 2005, respectively)                                8,913                 -                                          8,913
 Senior subordinated debt (net of debt discount
 of $1,176 and  $1.234 million) as of October 1,
 2005 and June 30, 2005 respectively)                       12,124                 -        (4), (6)           (12,124)           -
 Other long term debt (net of current portion)               5,744                 -          (4)               (5,744)           -
 Convertible Securities                                          -                 -  (1), (4), (6), (9), (10)  63,892       63,892
 Redeemable Preferred Stock
   Other long term liabilities                               9,600                 -                                          9,600
------------------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                          61,465                12                           (43,117)     104,594

Commitments and contingencies                                    -                 -                                 -            -

Shareholders' deficit:
 Preferred stock, series A, cumulative,
   convertible, redeemable, par value $.01                   2,130               100          (4)               (2,230)           -
 Preferred stock, series B, cumulative,
   redeemable, par value $.01                                  965                 -          (4)                 (965)           -
 Preferred stock, series C, cumulative,
   convertible, redeemable, par value $.01                     350                 -          (4)                 (350)           -
 Preferred stock, series D, cumulative,
   convertible, redeemable, par value $.01                   8,146                 -          (4)               (8,146)           -
 Preferred stock, series E, cumulative,
   convertible, redeemable, par value $.01                     135                 -          (4)                 (135)
 Preferred stock, series G, cumulative,
   convertible, redeemable, par value $.01                   9,702                          (9)                 (9,702)           -
 Preferred stock, series H, cumulative,
   convertible, redeemable, par value $.01                   4,539                 -        (8), (9)            (4,539)           -

 Common stock, par value $.001                                  93                13        (4), (8)               (62)          44
 Additional paid-in capital                                  5,408             3,243  (1), (2), (3), (4), (7)   (3,939)       4,712
 Accumulated deficit                                       (47,009)           (3,325)  (3), (5), (6), (7)        1,501      (45,185)
------------------------------------------------------------------------------------------------------------------------------------
 Total shareholders' (deficit)/equity                      (15,541)               31                             6,408       44,077
------------------------------------------------------------------------------------------------------------------------------------
 Total liabilities and shareholders' deficit              $ 45,924            $   43                          $ 14,550    $  60,517
====================================================================================================================================

         Adjustments (in thousands)

(1) Adjustment to release funds from escrow and record the issuance of series D preferred stock as a result of the merger with Trueyou.com., net of issuance costs of $750.

(2)      Adjustment  to record the  warrant  issued with new
         Series D Preferred Stock ($1,295).

(3) Adjustment to record the beneficial conversion feature on new Series D Preferred Stock ($1,295).

(4) Adjustment to convert Series A Preferred Stock ($2,130), Series B Preferred Stock ($965), Series C Preferred Stock ($350), Series D Preferred Stock ($8,146), Senior Subordinated Debt ($13,300), other long term debt ($5,905), and cumulative dividends on Series B Preferred Stock ($500) of AAI into new series B Preferred Stock and the subsequent conversion into common stock. Although as of the date of the merger, there are not sufficient shares of common stock authorized into which the AAI series A, B, C, D and E preferred stock, common stock, accrued dividends, and management fees could convert, there is a requirement for the Company to amend its articles of incorporation immediately following the merger so that these amounts will ultimately be converted. This pro-forma balance sheet has been prepared to give effect to the ultimate conversion of all of these amounts into common stock.

(5) Adjustment to record the forfeiture of cumulative dividends on Series A Preferred Stock ($529), and
         Series C Preferred Stock ($117).

(6) Adjustment to fully amortize the discount on senior subordinated debt ($1,474).

(7) Adjustment to eliminate the accumulated deficit of TruYou.com

(8) Adjustment to convert the Trueyou.com preferred stock ($100) into common stock

(9)      Adjustment to record the conversion of AAI series G
         ($9,702) and series H ($4,539) preferred stock into new series C.

(10) The Company has restated its consolidated balance sheet as of October 1, 2005 for the effect of the prior year ended June 30, 2005 restatement

Note: The Company has not estimated the respective fair values for the AAI series A, B, C, and D preferred stock and the new series B which was exchanged for that stock. No effect for any differences between the fair values of the instruments exchange has been recorded in this pro-forma balance sheet.

                                            ADVANCED AESTHETICS, INC.
                            UNAUDITED PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                  ADVANCED        TRUEYOU.COM                             PRO-FORMA
                                                               AESTHETICS, INC    INC FOR THREE                         CONSOLIDATED
                                                             FOR THREE MONTHS     MONTHS ENDED                         FOR THE THREE
                                                             ENDED OCT 1, 2005   SEPT 30, 2005  ADJUSTMENT              MONTHS ENDED
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS               (AS RESTATED)                    REFERENCE   ADJUSTMENT  OCT 1, 2005
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Service                                                    $        5,863       $          -                         $      5,863
  Retail                                                              1,902                  -                                1,902
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                         7,765                  -                   -            7,765
------------------------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
  Service                                                             3,388                  -                                3,388
  Retail                                                                788                  -                                  788
------------------------------------------------------------------------------------------------------------------------------------
Total Cost of Revenue                                                 4,176                  -                   -            4,176
------------------------------------------------------------------------------------------------------------------------------------

Gross margin                                                          3,589                  -                   -            3,589

Selling, general and administrative expenses                          7,208                 20                                7,228
Depreciation and amortization                                         1,109                                                   1,109
------------------------------------------------------------------------------------------------------------------------------------

Total operating expenses                                              8,317                 20                                8,337
------------------------------------------------------------------------------------------------------------------------------------

Operating loss                                                       (4,728)               (20)                              (4,748)
Interest expense (interest income), net                               1,004                  - (1)            (207)             797
------------------------------------------------------------------------------------------------------------------------------------
Loss before income tax provision                                     (5,732)               (20)                481           (5,545)

Income tax provision (benefit)                                            -                  -                   -                -
------------------------------------------------------------------------------------------------------------------------------------

Net loss                                                             (5,732)               (20)                481           (5,545)

Dividends on preferred stock                                            464                  - (3)              13              477
------------------------------------------------------------------------------------------------------------------------------------

Net loss applicable to common shareholders                   $        6,196                (20)          $     468           (5,748)
====================================================================================================================================

Basic and diluted loss per common share:                     $        (0.67)             (0.00)          $       -     $      (0.44)
                                                             =======================================================================
Weighted average common shares outstanding,
  basic and diluted                                               9,268,609         12,970,515                   -       12,970,515
                                                             =======================================================================


(1) To eliminate interest expense on L Capital Debt of $57 that was converted into common stock

(2) To eliminate L Capital management fees of $111 that were converted into common stock

(3) To eliminate dividends on series A, B and C preferred stock of $140, as a result of their conversion into common stock

(4) To record cumulative dividends on the New Series C preferred stock of $153

(5) The Company has adjusted its consolidated balance sheet as of October 1, 2005 for the effect of the prior year ended June 30, 2005 restatement

                                                      ADVANCED AESTHETICS, INC.
                                      UNAUDITED PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                           ADVANCED                                                      PRO-FORMA
                                                         AESTHETICS, INC    TRUEYOU.COM INC                            CONSOLIDATED
                                                            FOR THE             FOR THE                                   FOR THE
                                                         TWELVE MONTHS       TWELVE MONTHS                            TWELVE MONTHS
                                                         ENDED JUNE 30,     ENDED JUNE 30,                            ENDED JUNE 30,
                                                             2005               2005       ADJUSTMENT                      2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS          (AS RESTATED)                    REFERENCE     ADJUSTMENT
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
Service                                                  $    25,731                  -                               $      25,731
Retail                                                         7,202                  -                                       7,202
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                 32,933                  -                        -             32,933
------------------------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
Service                                                       13,715                  -                                      13,715
Retail                                                         2,886                  -                                       2,886
Total Cost of Revenue                                         16,601                  -                        -             16,601

Gross margin                                                  16,332                  -                                      16,332
------------------------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                  28,502                 62                                      28,564
Depreciation and amortization                                  3,725                  4                                       3,729
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                      32,227                 66                                      32,293
------------------------------------------------------------------------------------------------------------------------------------

Operating loss                                               (15,895)               (66)                                    (15,961)

Interest expense (interest income), net                        4,026                (23)  (1)               (744)             3,259
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Loss before income tax provision                             (19,921)               (43)                   1,845            (19,220)

Income tax provision (benefit)                                     -                  -                                           -
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Net loss                                                     (19,921)               (43)                   1,845            (19,220)

Dividends on preferred stock                                   1,400                  -   (2), (3)            52              1,452
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Net loss applicable to common shareholders               $   (21,321)               (43)              $    1,793      $     (20,672)
====================================================================================================================================

Basic and diluted loss per common share:                 $     (2.30)       $     (0.00)              $        -      $       (0.04)

Weighted average common shares outstanding,
  basic and diluted                                        9,268,609         12,970,515                        -         12,970,575


         Adjustments (in thousands)

(1) To eliminate interest expense on L Capital Debt of $57 that was converted into common stock

(2) To eliminate L Capital management fees of $111 that were converted into common stock

(3) To eliminate dividends on series A, B and C preferred stock of $140, as a result of their conversion into common stock

(4) To record cumulative dividends on the New Series C preferred stock of $153

(5) The Company has adjusted its consolidated balance sheet as of June 30, 2005 for the effect of the June 30, 2005 restatement